UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

LIGHTING SCIENCE GROUP CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1830 Penn Street
Melbourne, Florida 32901
(321) 779-5520

April 30, 2015

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Lighting Science Group Corporation to be held at 9:00 a.m., Eastern Time, on May 28, 2015 at our headquarters located at 1830 Penn Street, Melbourne, Florida 32901.

Enclosed are the notice of meeting of stockholders and proxy statement, which describe the business that will be acted upon at the meeting, as well as our 2014 Annual Report, which includes our financial statements.

Your vote is very important, regardless of the number of shares of our voting securities that you own. To vote your shares, you may use the enclosed proxy card or attend the meeting and vote in person. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting. On behalf of the Board of Directors, I urge you to complete, sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the meeting in person.

Thank you for your support of our company. I look forward to seeing you at the Annual Meeting.

Sincerely, Edward D. Bednarcik Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 28, 2015:

Our Proxy Statement and 2014 Annual Report are available at:

www.proxyvote.com

LIGHTING SCIENCE GROUP CORPORATION
1830 Penn Street
Melbourne, Florida 32901
(321) 779-5520

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 28, 2015

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Lighting Science Group Corporation, a Delaware corporation, will be held on May 28, 2015 at 9:00 a.m. Eastern Time, at our headquarters located at 1830 Penn Street, Melbourne, Florida 32901. We will consider and act on the following items of business at the Annual Meeting:

(1)

Election of five directors to serve on our Board of Directors, each to serve until the date of the 2016 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal.

(2)	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2015.

(3)	Such other business as may properly come before the Annual Meeting.

Stockholders are referred to the proxy statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the Board recommends a vote “FOR” Proposals 1 and 2.

The Board has fixed the close of business on March 30, 2015 as the record date (the “Record Date”) for the Annual Meeting. Only holders of record of shares of our common stock on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any postponement(s) or adjournment(s) of the Annual Meeting. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection at our offices during regular business hours for the 10 calendar days prior to and during the Annual Meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS
ARE IMPORTANT.

By Order of the Board of Directors, Zvi Raskin General Counsel and Corporate Secretary

April 30, 2015

TABLE OF CONTENTS

Page

ABOUT THE ANNUAL MEETING	1

PROPOSAL 1: ELECTION OF DIRECTORS	6

Company Nominees	7
Zouk Series H Director	9
Series I Directors	9
Required Vote and Board Recommendation	11

CORPORATE GOVERNANCE	12

Code of Business Conduct and Ethics	12
Board Composition	12
Director Independence	12
Board Committees, Meetings and Attendance	12
Director Nominations	14
Board Leadership Structure and Role in Risk Oversight	15
Communications with Directors	15

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015	15

Required Vote and Board Recommendation	16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16

Section 16(A) Beneficial Ownership Reporting Compliance	21

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	21

Parent Company	21
Related Party Transaction Policy	21

EXECUTIVE COMPENSATION	23

Executive Officers	23
Compensation Discussion and Analysis	24
Summary Compensation Table	30
Employment Agreements	31
2014 Grants of Plan-Based Awards	36
Outstanding Equity Awards at 2014 Fiscal Year-End	37
Option Exercises	37
Estimated Benefits and Payments upon Termination of Employment or Change of Control	38
Director Compensation	38
Director Compensation Table	39

AUDIT COMMITTEE MATTERS	40

Audit Committee Report	40
Fees to Independent Registered Public Accounting Firm	41
Pre-Approval Policies and Procedures	41

OTHER BUSINESS	41

STOCKHOLDER PROPOSALS	42

1830 Penn Street
Melbourne, Florida 32901
(321) 779-5520

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 28, 2015

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” “the Company,” or “Lighting Science Group” refer to Lighting Science Group Corporation, a Delaware corporation, and its consolidated subsidiaries as a whole. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $0.001 per share.

The accompanying proxy is solicited by the Board of Directors (the “Board”) on behalf of Lighting Science Group Corporation to be voted at the 2015 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on May 28, 2015, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Annual Meeting. This Proxy Statement and accompanying form of proxy are dated April 30, 2015 and are expected to be first sent or given to stockholders on or about May 4, 2015.

The executive offices of the Company are located at, and the mailing address of the Company is, 1830 Penn Street, Melbourne, Florida 32901.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 28, 2015:

Our Proxy Statement and 2014 Annual Report are available at:

www.proxyvote.com.

ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a street name holder, you must obtain a proxy from your broker or nominee in order to vote your shares in person at the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice, which include the following:

(1)

the election of five directors to the Board each to serve until the date of the 2016 annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal (“Proposal 1”);

(2)	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2015 fiscal year (“Proposal 2”); and

(3)	such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Also, immediately following the vote on these matters, management will report on the Company’s performance during the last fiscal year and respond to questions from stockholders.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send only one copy of this Proxy Statement and accompanying 2014 Annual Report to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate Proxy Statement or annual report in the future, he or she may contact us by mail at Lighting Science Group Corporation, 1830 Penn Street, Melbourne, Florida 32901, Attn: Investor Relations or by calling (321) 779-5520 and asking for Investor Relations. Eligible stockholders of record receiving multiple copies of our Proxy Statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting such nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Proxy Statement to a stockholder at a shared address to which a single copy of such document was delivered. Requests should be directed to Investor Relations at the address or phone number set forth above.

SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. In the future, we may choose to distribute proxy information in this manner.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in street name. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 30, 2015 (the “Record Date”). The Record Date was established by the Board as required by Delaware law. On the Record Date, 212,003,605 shares of common stock (which excludes 2,505,000 treasury shares), 113,608.52 shares of Series H Convertible Preferred Stock (“Series H Preferred Stock”), 62,365 shares of Series I Convertible Preferred Stock (“Series I Preferred Stock”) and 70,000 shares of Series J Convertible Preferred Stock (“Series J Preferred Stock” and, collectively with the shares of Series H Preferred Stock and the Series I Preferred Stock, the “Preferred Shares”) were issued and outstanding.

Who is entitled to vote at the Annual Meeting?

Holders of common stock at the close of business on the Record Date may vote at the Annual Meeting. As described in the section entitled “Certain Relationships and Related Transactions,” certain holders of shares of our Series H Preferred Stock and Series I Preferred Stock have a contractual right to elect directors at the Annual Meeting based on their ownership of our common stock and Preferred Shares. Holders of Preferred Shares are not otherwise entitled to vote such shares at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of common stock is entitled to one vote per share of common stock held on the Record Date on each matter to be acted upon at the Annual Meeting. Our Amended and Restated Certificate of Incorporation prohibits cumulative voting rights.

The presence, in person or by proxy, of the holders of a majority of the voting power of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, the Company’s stock transfer agent, you are considered the stockholder of record with respect to those shares. The Proxy Statement and proxy card have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The Proxy Statement and proxy card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions the nominee included in the mailing or by following such nominee’s instructions for voting.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposal 1 presented in this Proxy Statement but your broker does have discretionary authority to vote your shares with respect to Proposal 2.

How do I vote my shares?

If you are a record holder, you may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. The ballot will be provided at the Annual Meeting. To vote by proxy, you must mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

The proxy card is fairly simple to complete, with specific instructions on the card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your shares of common stock at the Annual Meeting in accordance with your instructions. The Board has appointed Zvi Raskin and Susan Mermer to serve as proxies for the Annual Meeting.

Your proxy card will be valid only if you sign, date and return it before the Annual Meeting. If you properly complete and transmit your proxy but do not provide voting instructions with respect to a proposal, then the designated proxies will vote your shares “FOR” each proposal as to which you failed to provide voting instructions. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you fail to complete one or more of the voting instructions, then your nominee may be unable to vote your shares with respect to the proposal as to which you failed to provide voting instructions. See “What is a broker non-vote?” Alternatively, if you want to vote your shares in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares in person at the Annual Meeting.

Who counts the votes?

All votes will be tabulated by Zvi Raskin, the inspector of election appointed for the Annual Meeting. Each proposal will be tabulated separately.

Can I vote my shares in person at the Annual Meeting?

Yes. If you are a stockholder of record, you may vote your shares at the meeting by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you may vote your shares in person only if you obtain a proxy issued by your bank, broker or other nominee holder of record giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we recommend that you also return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What are my choices when voting?

Proposal 1:	You may vote for all director nominees or may withhold your vote as to one or more director nominees.

Proposal 2:	You may vote for the proposal, against the proposal or abstain from voting on the proposal.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

“FOR” Proposal 1; and

“FOR” Proposal 2.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you failed to provide voting instructions, and such shares will be voted in the following manner:

“FOR” Proposal 1; and

“FOR” Proposal 2.

If you are a street name holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares with respect to Proposal 1, but will be able to vote those shares with respect to Proposal 2. See “What is a broker non-vote?”

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

●

Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Annual Meeting to revoke your proxy.

●	Completing and submitting a new valid proxy bearing a later date.

●

Giving written notice of revocation to the Company addressed to Zvi Raskin, Corporate Secretary, at the Company’s address above, which notice must be received before 12:00 p.m., Eastern Time, on May 27, 2015.

If you are a street name holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What votes are required to approve each proposal?

Assuming the presence of a quorum, with respect to Proposal 1, the affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of the director nominees, i.e., the five director nominees who receive the most votes will be elected. Assuming the presence of a quorum, approval of Proposal 2 will require the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

How are abstentions and broker non-votes treated?

Abstentions are included in the number of shares present in person or represented by proxy at the Annual Meeting for purposes of determining whether a quorum exists. If you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote, your shares will be included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting but may constitute broker non-votes, resulting in no votes being cast on your behalf with respect to certain proposals.

An abstention or failure to instruct your broker how to vote with respect to Proposal 1 will not be counted as an affirmative or negative vote in the election of directors and will have no effect on the outcome of the vote with respect to Proposal 1. An abstention with respect to Proposal 2 will have the same effect as a vote against such proposal. If you do not give your broker specific instructions on how to vote your shares with respect to Proposal 2, your broker may vote your shares at its discretion.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

The Board is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the Company may solicit the return of proxies by mail, telephone, e-mail or through personal contact. These officers and employees will not receive additional compensation for their efforts but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

We plan to publish the voting results in a current report on Form 8-K, which is required to be filed with the SEC within four business days after the Annual Meeting.

Who can help answer my questions?

Certain information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional materials, please feel free to contact Investor Relations at (321) 779-5520 and asking for Investor Relations.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated five directors for election at the Annual Meeting by the stockholders (each referred to herein as a “Company Nominee” and, collectively as the “Company Nominees”). The Board manages Lighting Science Group’s business and affairs, exercises all corporate powers and establishes corporate policies. Our Amended and Restated Bylaws (“Bylaws”) provide that the Board will consist of such number of directors as may be determined from time to time by resolution of the Board, which is currently fixed at 12 directors. Proxies cannot be voted for a greater number of persons than the number of Company Nominees named in the Proxy Statement.

The Amended and Restated Certificate of Designation establishing the terms of our Series H Preferred Stock (the “Series H Certificate of Designation”) and the Amended and Restated Certificate of Designation establishing the terms of our Series I Preferred Stock (the “Series I Certificate of Designation”) provide that for so long as the applicable Primary Investor (as defined below) continues to beneficially own at least 2,500 Preferred Shares, such Primary Investor has the right to elect the number of directors to the Board equal to the greater of (a) two (2) directors and (b) the product obtained by multiplying (i) the total number of directors that constitute the whole Board by (ii) the Primary Investor’s pro rata share of our outstanding shares of common stock and securities exercisable, convertible or exchangeable into or for shares of common stock. RW LSG Holdings LLC (“RW Holdings” and, collectively with its affiliates, “Riverwood”) is the “Primary Investor” with respect to the Series H Preferred Stock and Pegasus Capital Advisors, L.P. (“Pegasus Capital” and collectively with its affiliates, “Pegasus”), our largest stockholder, is the “Primary Investor” with respect to the Series I Preferred Stock. In addition, the Series H Certificate of Designation provides Cleantech Europe II (A) LP (“Cleantech A”) and Cleantech Europe II (B) LP (“Cleantech B”, and together with Cleantech A, “Zouk”) with the right to elect one director to the Board on behalf of the holders of Series H Preferred Stock, so long as Zouk continues to beneficially own at least 2,500 Preferred Shares.

As of March 30, 2015, Pegasus had the right to appoint six directors pursuant to the terms of the Series I Certificate of Designation and Riverwood had the right to appoint two directors and Zouk had the right to appoint one director, in each case pursuant to the terms of the Series H Certificate of Designation. On April 14, 2015 and pursuant to these rights, Pegasus indicated its intent to elect Craig Cogut, Richard H. Davis, Jr., Seth Bernstein, Sanford R. Climan, General James L. Jones and Jonathan Rosenbaum as directors of the Company to serve on behalf of the holders of Series I Preferred Stock (the “Series I Directors”). On April 8, 2015 and pursuant to these rights, Zouk indicated its intent to elect Samer Salty as a director of the Company to serve on behalf of the holders of Series H Preferred Stock (the “Zouk Series H Director”). Riverwood informed the Company that it does not intend to elect any directors to serve on behalf of the holders of Series H Preferred Stock (the “Series H Directors”) at this time. Other than the rights provided in the Series H Certificate of Designation and Series I Certificate of Designation, there are no arrangements or understandings between any director nominee and any other person pursuant to which any director nominee was selected.

Directors are elected to serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal. Other than with respect to the Series H Directors (if any), the Series I Directors and the Zouk Series H Director, vacancies on the Board resulting from death, resignation, disqualification, removal or other causes, or by newly created directorships resulting from any increase in the number of directors, may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum of the Board is present, and any director elected as a result of a vacancy or a newly created directorship shall hold office for a term expiring at the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.

If a quorum is present, the Company Nominees will be elected by a plurality of the votes cast at the Annual Meeting. Abstentions and broker non-votes have no effect on the vote. The five Company Nominees receiving the highest number of affirmative votes will be elected directors of the Company. Shares of common stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five Company Nominees named below. Should any Company Nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board may nominate or designate. Each Company Nominee has agreed to serve, if elected, and the Board has no reason to believe that any Company Nominee will be unable to serve.

The following table sets forth the Company Nominees for election at the Annual Meeting and information with respect to their positions and ages.

Name	Age	Position
Edward D. Bednarcik	58	Chief Executive Officer and Director
Donald Harkleroad	71	Director
Fredric Maxik	55	Chief Technology Officer and Director
Dennis McGill	66	Director
Leon Wagner	61	Director

The following table sets forth the Zouk Series H Director and Series I Directors and information with respect to their positions and ages.

Name	Age	Position
Zouk Series H Director:
Samer Salty	50	Director

Series I Directors:
Craig Cogut	61	Chairman of the Board of Directors
Seth Bernstein	39	Director
Sanford R. Climan	59	Director
Richard H. Davis, Jr.	57	Director
General James Jones	71	Director
Jonathan Rosenbaum	42	Director

When considering whether each Company Nominee, Zouk Series H Director and Series I Director has the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each of the individual biographies set forth below. Each Company Nominee, Zouk Series H Director and Series I Director exhibits collegiality, honesty and integrity. There are no family relationships between any of our directors or executive officers.

Company Nominees

Edward D. Bednarcik

Edward D. Bednarcik joined the Board on December 11, 2014. Mr. Bednarcik was appointed Chief Executive Officer effective as of September 8, 2014. He previously served as chief executive officer and president of VideoIQ, an enterprise software company, from 2011 to January 2014, when VideoIQ was sold to Avigilon Corp., a company that is publicly traded on the Toronto Stock Exchange. From 2007 to 2011, Mr. Bednarcik served as chief executive officer and president of Wright Line LLC, a supplier of innovative data center solutions for government and commercial customers. Mr. Bednarcik transitioned out of his position at Wright Line LLC after the company was sold to Eaton Corporation Plc, a company that is publicly traded on the New York Stock Exchange, in August 2010. Mr. Bednarcik was vice president and general manager of A123 Systems, LLC, a company focused on high power lithium ion battery solutions for hybrid electric vehicle transportation, from 2005 to 2007. From 1997 to 2005, Mr. Bednarcik was with American Power Conversion Corporation, a provider of integrated solutions to large- and small-scale data centers, where he served as general manager of the network solutions division from 1997 to 1999, vice president and general manager of the business network solutions group from 2000 to 2002 and vice president of global sales from 2003 to 2005. Since 2012, Mr. Bednarcik has served on the board of directors and audit and compensation committees of Raritan Inc., a privately held company providing power distribution solutions to enterprise clients globally. Mr. Bednarcik holds a Bachelor of Science degree from the University of Rhode Island.

We believe Mr. Bednarcik is qualified to serve on the Board because of his extensive operating, finance and business knowledge through having participated in various management roles at a number of public and private companies.

Donald Harkleroad

Donald Harkleroad has served as a director for us since 2003 and served as Vice Chairman of the Board from December 2010 to May 2012. He currently serves as president of The Bristol Company, an Atlanta-based private holding company with interests in the food service, technology services, real estate and merchant banking industries. From 2003 until 2011, Mr. Harkleroad served as a director for Easylink Services International Corp., a global provider of on-demand electronic messaging and transaction services. Since its inception in 1987 until its sale in 2006, he was also a founding director of Summit Bank Corporation, a commercial bank with offices in Georgia, Texas and California.

We believe Mr. Harkleroad is qualified to serve on the Board because he brings significant operating, finance, legal and business knowledge through having participated in various management roles at a number of public and private companies and having practiced corporate and securities law for over 30 years. In addition, Mr. Harkleroad brings an ability to identify and implement strategic growth opportunities that help to provide guidance as the Company identifies new ways to compete.

Fredric Maxik

Fredric Maxik joined the Board on June 12, 2014. Mr. Maxik has served as our Chief Technology Officer since January 2010 and from June 2004 to October 2007. Mr. Maxik served as our Chief Scientific Officer from October 2007 to January 2010 and as a director from August 2004 to October 2007. After graduating from Bard College with a Bachelor of Arts degree in physics and philosophy, Mr. Maxik began his career with Sansui Electric Co., Ltd., in 1983 in Tokyo, Japan where he became vice president of product development. In 1990, he served as vice president of product development for Onkyo Corporation in Osaka, Japan. In 1993, Mr. Maxik formed a product development consulting firm. In 2002, he formed an environmental products company, which developed the intellectual property that eventually became the principal asset of Lighting Science, Inc. that was acquired by us in June 2004. Mr. Maxik’s research and innovation has resulted in the issuance of 145 U.S. patents in the field of solid state lighting, which are held by Lighting Science Group and its subsidiaries. Mr. Maxik is also a member of the expert advisory committee for Pegasus Capital.

We believe Mr. Maxik is qualified to serve on the Board because of his extensive experience in innovative product development and lighting technology.

Dennis McGill

Dennis McGill joined the Board on March 24, 2015. Mr. McGill served as the Company’s Interim Chief Operating Officer from June 2014 to September 2014 and as the Company’s Interim Chief Financial Officer from July 2014 to December 2014. Following his resignation, Mr. McGill joined Pegasus Capital as an operating advisor. Mr. McGill has also served on the board of directors of DGSE Companies, Inc. since June 2014. Mr. McGill was a senior director of Alvarez & Marsal Private Equity Performance Improvement Group, LLC from March 2014 to June 2014. From February 2013 to October 2013, Mr. McGill served as executive vice president and chief financial officer of Heartland Automotive Services, Inc., where he restructured the accounting department and actively participated with the senior management team to develop and roll-out a new business model. From September 2010 to February 2013, Mr. McGill served as executive vice president and chief financial officer of Blockbuster LLC. Mr. McGill, who joined Blockbuster LLC in connection with its Chapter 11 bankruptcy filing, was responsible for directing the internal reorganization team and managing various aspects of the Chapter 11 process. From March 2005 to July 2010, Mr. McGill served as executive vice president and chief financial officer of Safety-Kleen Systems, Inc., during which time he structured, negotiated, and closed a $0.5 billion recapitalization and led the company’s merger and acquisition efforts. Mr. McGill holds a Bachelor of Science degree in Finance and Accounting and Master of Business Administration degree from the University of California, Berkeley.

We believe Mr. McGill is qualified to serve on the Board because of his substantial business, financial and investment experience.

Leon Wagner

Leon Wagner has served as a director for us since January 2011. Mr. Wagner is chairman and CEO of LWPartners, an independent financial services firm. He was a founding partner and chairman of GoldenTree Asset Management (“GoldenTree”), from 2000 to 2010 an alternative asset management firm specializing in leveraged loans, high yield bonds, distressed assets and equities in hedge, long only and structured funds. At the time of his retirement in December 2010, GoldenTree managed in excess of $12 billion in capital. Prior to founding GoldenTree, Mr. Wagner was the co-head of the high yield sales and trading department at CIBC World Markets (“CIBC”), a provider of credit and capital markets products, securities, brokerage and asset management services, from 1995 to 2000. He joined CIBC in 1995 when it acquired The Argosy Group, LP. Mr. Wagner directed public and private placement marketing and structuring for high yield issuance at both institutions. Mr. Wagner is also a distinguished philanthropist and the 2003 recipient of the Gustave L. Levy Award, presented by the UJA-Federation of New York, in recognition of service to the community. Mr. Wagner received his M.B.A. from the University of Chicago Graduate School of Business and a B.A. from Lafayette College.

We believe Mr. Wagner is qualified to serve on the Board because he brings significant financial experience and knowledge to the Board.

Zouk Series H Director

Samer Salty

Samer Salty joined the Board on March 24, 2015. Mr. Salty previously served on the Board from September 25, 2012 through February 10, 2014. Mr. Salty co-founded Zouk Capital LLP (“Zouk Capital”) in 1999 and is its chief executive officer. Zouk Capital is a London-based investment manager that focuses on clean tech as well as renewable and environmental infrastructure. Mr. Salty has more than 27 years of experience in private equity, investment banking and technology, and in his position as chief executive officer of Zouk Capital, Mr. Salty oversees the firm’s strategic direction and investment process. Prior to co-founding Zouk Capital, Mr. Salty worked in the derivatives division of the foreign exchange group at JP Morgan and in structured and marketed derivative products at Citibank. Mr. Salty earned his Bachelor of Science degree in Electronic Engineering from California Polytechnic and a Master of Science degree in Management and Finance from Massachusetts Institute of Technology (“MIT”). He also sits on the International Council of the Harvard Kennedy School, Belfer Centre, and the Advisory Board of the MIT Sloan School of Management. Zouk intends to elect Mr. Salty to serve as a director pursuant to certain rights set forth in the Series H Certificate of Designation and described elsewhere in this Proxy Statement.

We believe Mr. Salty is qualified to serve on the Board because of his extensive experience providing innovative strategic guidance to technology companies and his vast international business experience.

Series I Directors

Craig Cogut

Craig Cogut joined the Board on December 5, 2013 and was appointed Chairman of the Board on February 3, 2014. Mr. Cogut has spent a career building successful investment businesses. Mr. Cogut founded Pegasus Capital in 1996 and serves as its Chairman and President. In 1990, Mr. Cogut co-founded and was one of the original partners at Apollo Advisors L.P., a position he held for five years preceding the creation of Pegasus Capital. Mr. Cogut is an active philanthropist in the fields of improving education, building civil society and championing environmental and health issues. Mr. Cogut serves as Chairman of The Polyphony Foundation, an organization that he co-founded to provide equal opportunity music education for Arab and Jewish Israeli youth. In addition, Mr. Cogut serves as a Trustee of Brown University and board member for Arizona State University’s Global Institute of Sustainability, for Human Rights First, for The McCain Institute for International Leadership at Arizona State University and for the R-20 Regions of Climate Action. Mr. Cogut is a member of the Executive Council of the Clinton Health Access Initiative and serves as the Chairman of The Cogut Center for the Humanities at Brown University. Mr. Cogut is an alumnus of Brown University and Harvard Law School. Pegasus Capital intends to elect Mr. Cogut to serve as a director pursuant to certain rights set forth in the Series I Certificate of Designation and described elsewhere in this Proxy Statement.

We believe Mr. Cogut is qualified to serve on the Board because of his significant experience in global manufacturing and extensive experience in business, finance and investing.

Seth Bernstein

Seth Bernstein joined the Board on August 28, 2014. Mr. Bernstein is a Senior Advisor to Craig Cogut and Pegasus Capital. Pegasus Capital and Mr. Bernstein have entered into a general consulting agreement pursuant to which Mr. Bernstein provides consulting services to Pegasus Capital. Mr. Bernstein served as Global Vice-President for Business Development and Strategy for NCR Corporation, a global technology company, from 2012 to 2014. Prior to joining NCR, Mr. Bernstein was owner and chief executive officer of Empower Software Solutions, a leading national provider of innovative and state-of-the-art human resources solutions from 2007 to 2011. Mr. Bernstein is also a member of the board of directors of Outerwall, a director of Forstmann Little and Company and a member of the board of directors of the American Spectator. Mr. Bernstein served as a member of the University of Central Florida’s board of trustees and athletic board, and as chairman of the board of directors of the Compound Foundation. He and his wife founded the Kids House organization where he currently serves as a board member. Mr. Bernstein is a graduate of the University of Connecticut. Pegasus Capital intends to elect Mr. Bernstein to serve as a director pursuant to certain rights set forth in the Series I Certificate of Designation and described elsewhere in this Proxy Statement.

We believe Mr. Bernstein is qualified to serve on the Board because of his extensive experience in business, finance and investing.

Sanford R. Climan

Sanford R. Climan joined the Board on June 12, 2014. Mr. Climan is president of Entertainment Media Ventures, Inc., a company active in media investment and strategic advisory work that he founded in 1999. Since 2013, Mr. Climan has also served as chief executive officer of Oz Media, LLC, which was formed in 2013 in partnership with Dr. Mehmet Oz and is dedicated to building companies committed to improving health and wellness across cultures and geographies. In addition, Mr. Climan has served as an operating advisor for Pegasus Capital since May 1, 2014. From 2007 to 2010, Mr. Climan served as the first chief executive officer of 3ality Digital, LLC, a leading company in the development and commercialization of technologies that enable high quality digital 3D image capture, digital 3D broadcast and software that enables consumer applications of 3D entertainment. Mr. Climan also serves on several charitable boards, including The American Cinematheque, The Fulfillment Fund, and the UCLA School of Theater, Film and Television. Mr. Climan served as a member of the Advisory Committee to the Director of the Centers for Disease Control and Prevention from 2008 to 2012. Mr. Climan also serves as an advisor on entertainment and media to the World Economic Forum and its Annual Gathering in Davos, Switzerland, as a member of the Reuters Editorial Advisory Board and as a member of the Advisory Board to the Yale CEO Leadership Institute of the Yale School of Management. Mr. Climan holds a Master of Business Administration degree from Harvard Business School, a Master of Science degree in Health Policy and Management from Harvard School of Public Health, and a Bachelor of Arts degree from Harvard College. Pegasus Capital intends to elect Mr. Climan to serve as a director pursuant to certain rights set forth in the Series I Certificate of Designation and described elsewhere in this Proxy Statement.

We believe Mr. Climan is qualified to serve on the Board because of his extensive business knowledge, media expertise and experience in the development and commercialization of technologies.

Richard H. Davis, Jr.

Richard H. Davis Jr. joined the Board on November 13, 2013. Mr. Davis served as interim Chief Executive Officer from February 3, 2014 through September 7, 2014. Mr. Davis joined Pegasus Capital as an operating partner in 2005 and became partner and chief operating officer in 2010. Mr. Davis is a member of the Executive, Investment and Compliance Committees of Pegasus Capital. Previously, Mr. Davis served on President Ronald Reagan’s political team in three Reagan administration cabinet agencies including as White House Special Assistant to the President for the Domestic Policy Council. In his capacity in the White House, Mr. Davis managed all policy development related to climate, energy and environment. President George H.W. Bush appointed Mr. Davis Deputy Executive Director for the White House Conference on Science and Economic Research Related to Global Climate Change. In 2000 and 2008, Mr. Davis served as Senator John McCain’s national campaign manager leading all aspects of the campaign activity. While serving as Senator McCain’s chief strategist and political advisor, Mr. Davis was integral in the development of key legislative initiatives including ground breaking climate legislation and campaign finance reform. Mr. Davis currently serves on the board of trustees of The Environmental Defense Action Fund developing initiatives and ties to the corporate community that promotes better stewardship of the environment. Pegasus Capital intends to elect Mr. Davis to serve as a director pursuant to certain rights set forth in the Series I Certificate of Designation and described elsewhere in this Proxy Statement.

We believe Mr. Davis is qualified to serve on the Board because of his extensive experience in business, relationship management, executive leadership and investing.

General James Jones

General James Jones joined the Board on April 1, 2014. General Jones served as National Security Advisor to President Obama in 2009 and 2010, the State Department’s Special Envoy for Middle East Regional Security in 2008 and as the president and chief executive officer of the U.S. Chamber of Commerce’s Institute for 21st Century Energy in 2007. In addition, General Jones has served as a strategic advisor for Pegasus Capital since September 1, 2013. General Jones has an extensive military background and has served as the former commander of U.S. European Command and Supreme Allied Commander Europe, where he led military operations for the North Atlantic Treaty Organization (NATO) from 2003 to 2006. During his NATO assignment, General Jones advocated energy security and the defense of critical infrastructures as a core part of NATO’s future missions. He also worked to unite energy consumers and producers to increase the variety of the U.S. energy supply and associated infrastructures, to advance international cooperation on energy issues, to protect national energy security, and to promote better understanding of changes to the global climate and its effects on the environment. Pegasus Capital intends to elect General Jones to serve as a director pursuant to certain rights set forth in the Series I Certificate of Designation and described elsewhere in this Proxy Statement.

We believe General Jones is qualified to serve on the Board because of his extensive experience in international business, energy-related issues and executive leadership.

Jonathan Rosenbaum

Jonathan Rosenbaum joined the Board on February 3, 2014. Mr. Rosenbaum serves as a managing director for Raycliff Investments and focuses in the areas of consumer, real estate, technology and energy, directing the firm’s investments in those categories. Prior to Raycliff Investments, Mr. Rosenbaum held various executive finance and corporate development roles with a number of companies in the technology and media industries. Most recently, he served in this capacity at PRN, the largest U.S. out of home television media network, until its sale to Thomson SA. Prior to PRN, Mr. Rosenbaum performed in similar capacities for GE/NBC’s online arm, NBC Internet, as well as with other technology startups. Mr. Rosenbaum began his career in business assurance services at Ernst & Young LLP, in the firm’s technology, communication and media practice. Mr. Rosenbaum is a graduate of the University of California at Santa Barbara. Pegasus Capital intends to elect Mr. Rosenbaum to serve as a director pursuant to certain rights set forth in the Series I Certificate of Designation and described elsewhere in this Proxy Statement.

We believe Mr. Rosenbaum is qualified to serve on the Board because of his extensive experience in business, finance and investing.

Required Vote and Board Recommendation

If a quorum is present and voting, the five Company Nominees receiving the highest number of votes will be elected as directors. If you hold your shares through a broker and you do not instruct the broker on how to vote for the five nominees, your broker will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the vote.

The Board recommends that you vote FOR each Company Nominee.

CORPORATE GOVERNANCE

Lighting Science Group, with the oversight of the Board and its committees, operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including employees of our subsidiaries, as well as each of our directors and certain persons performing services for us. The Code of Business Conduct and Ethics addresses, among other things, competition and fair dealing, conflicts of interest, financial matters and external reporting, company funds and assets, confidentiality and corporate opportunity requirements and the process for reporting violations of the Code of Business Conduct and Ethics, employee misconduct, improper conflicts of interest or other violations. Our Code of Business Conduct and Ethics is available on our website at investor.lsgc.com in the “Corporate Governance” section.

Board Composition

Our Amended and Restated Certificate of Incorporation and Bylaws provide that the Board will consist of such number of directors as determined from time to time by resolution adopted by the Board. The size of the Board is currently fixed at 12 directors. Subject to any rights applicable to any then outstanding preferred stock, any vacancies or newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office. The term of office for each director will be until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Stockholders vote to elect directors each year at our annual meeting of stockholders.

We have no formal policy regarding Board diversity. The Board believes that each director should have a basic understanding of the principal operational and financial objectives and plans and strategies of the Company, our results of operations and financial condition and relative standing in relation to our competitors. We take into consideration the overall composition and diversity of the Board and areas of expertise that director nominees may be able to offer, including business experience, knowledge, abilities and customer relationships. Generally, we will strive to assemble a Board that brings to us a variety of perspectives and skills derived from business and professional experience as we may deem are in our and our stockholders’ best interests. In doing so, we will also consider candidates with appropriate non-business backgrounds.

Director Independence

Although Lighting Science Group is not currently listed on the NASDAQ Stock Market or any other exchange, we rely on the definition of independence set forth in the NASDAQ Listing Rules (“NASDAQ Rules”). Under the NASDAQ Rules, a director will only qualify as an “independent director” if, in the opinion of the Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that each of Messrs. Harkleroad, Rosenbaum and Wagner are “independent directors,” as defined under Rule 5605(a)(2) of the NASDAQ Rules.

Because LSGC Holdings LLC (“LSGC Holdings”) holds more than 50% of the voting power for the election of our directors, we would qualify as a “controlled company” under the NASDAQ Rules. As a controlled company, exemptions under the NASDAQ Rules provide relief from the obligation to comply with certain corporate governance requirements, including the requirements:

●	that a majority of the Board consists of “independent directors,” as defined under the NASDAQ Rules; and

●	that our Compensation Committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

These exemptions do not modify the independence requirements for our Audit Committee, and we would be required to comply with the requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NASDAQ Rules within the applicable time frame in the event that we become listed on a the NASDAQ Stock Market.

Board Committees, Meetings and Attendance

During 2014, the Board held 13 meetings. We expect our directors to attend Board meetings, meetings of any committees and subcommittees on which they serve and each annual meeting of stockholders. During 2014, each director attended at least 75% of the total number of meetings held by the Board and Board committees of which such director was a member, except for Mr. Climan and General Jones. Eight of our 10 then serving directors attended our last annual meeting of stockholders, which was held on August 28, 2014.

The Board delegates various responsibilities and authority to different Board committees. Committees regularly report on their activities and actions to the full Board. Currently, the Board has established an Audit Committee, Compensation Committee and a Committee of Independent Directors. Committee assignments are re-evaluated annually and approved by the Board annually. Each of these committees operates under a charter that has been approved by the Board. The current charters of each of these committees are available on our website at investor.lsgc.com in the “Corporate Governance” section.

Audit Committee

The Board has established an Audit Committee. Our Audit Committee is responsible for, among other matters: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm their independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of their audit; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (5) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (6) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (7) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (8) reviewing and monitoring the guidelines and policies governing risk assessment and risk management.

Karel (Kaj) den Daas, Thomas Smach and Mr. Harkleroad comprised our Audit Committee, with Mr. den Daas as chairman of our Audit Committee from January 1, 2014 until Mr. Smach’s and Mr. den Daas’ resignations on February 6, 2014 and February 7, 2014, respectively. On February 13, 2014, the Board appointed Mr. Rosenbaum to our Audit Committee, and Mr. Harkleroad assumed the role of chairman of our Audit Committee. The Audit Committee met five times during 2014. The Board has determined that each of Messrs. Harkleroad and Rosenbaum is independent within the meaning of The NASDAQ Rules and Rule 10A-3 under the Exchange Act. The Board has determined that Mr. Rosenbaum qualifies under the NASDAQ listing standards as an “audit committee financial expert” within the meaning of the rules of the SEC.

Compensation Committee

Our Compensation Committee is responsible for, among other matters: (1) recommending to the Board for consideration, the compensation and benefits of our executive officers and key employees; (2) monitoring and reviewing our compensation and benefit plans to ensure that they meet corporate objectives; (3) administering our stock and other incentive compensation plans and programs and preparing recommendations and periodic reports to the Board concerning these matters; (4) preparing, if necessary, the Compensation Committee report that may be required by SEC rules to be included in our annual report; and (5) preparing recommendations and periodic reports to the Board concerning these matters At times, compensation matters have been addressed by the full Board rather than by the Compensation Committee.

From January 1, 2014 to August 28, 2014, the members of our Compensation Committee were Steven Wacaster, who served as chairman, and Mr. Wagner. On August 28 2014, Mr. Wacaster resigned from the Board and the committees on which he served. On August 28, 2014, the Board appointed Messrs. Davis and Harkleroad to our Compensation Committee and appointed Mr. Davis as the chairman of the Compensation Committee.

The Compensation Committee met two times during 2014.

Committee of Independent Directors

Our Committee of Independent Directors was originally formed by resolution of the Board to: (1) consider, negotiate and approve or reject related-party transactions, without further Board approval, between the Company and (a) Pegasus Capital (b) executive officers or directors of the Company; or (c) any other person or entity that may be deemed an affiliate or related party; and (2) approve awards under the Company’s 2012 Amended and Restated Equity-Based Compensation Plan (the “Equity Plan”) (in addition to the authority of the Compensation Committee and the Board to do so). The charter for the Committee of Independent Directors was adopted by the Board on June 8, 2012.

During 2014, the Committee of Independent Directors was composed of Messrs. Harkleroad and Wagner. On August 28, 2014, Mr. Rosenbaum was appointed to the Committee of Independent Directors and Mr. Harkleroad was appointed the chairman of the Committee of Independent Directors.

The Committee of Independent Directors met two times during 2014.

Director Nominations

We do not have a standing nominating committee, as such committee is described under the NASDAQ Rules. Because we would qualify as a “controlled company” under the NASDAQ Rules, and in light of the rights of certain holders of our Series H Preferred Stock and Series I Preferred Stock to elect directors, the Board has determined that it is appropriate not to have a standing nominating committee. As a result, the Board presently considers all matters for which a nominating committee would be responsible and each member of the Board participates in the consideration of director nominees.

The Board considers all qualified candidates identified by members of the Board, by senior management and by stockholders. The Board follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board and members of senior management. We did not pay fees to any third party to assist in the process of identifying or evaluating director candidates during 2014.

Our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our annual meeting of stockholders. To recommend a nominee for election to the Board, a stockholder must submit his or her recommendation to the Corporate Secretary at our corporate offices at 1830 Penn Street, Melbourne, Florida 32901. Such nomination must satisfy the notice; information and consent requirements set forth in our Bylaws and for our 2016 annual meeting of stockholders must be received by us prior to the date set forth under “Stockholder Proposals” below. A stockholder’s recommendation must be accompanied by the information with respect to stockholder nominees as specified in our Bylaws, including among other things, the name, age, address and occupation of the recommended person, the proposing stockholder’s name and address, the ownership interests of the proposing stockholder and any beneficial owner on whose behalf the nomination is being made (including the number of shares beneficially owned, any hedging, derivative, short or other economic interests and any rights to vote any shares) and any material monetary or other relationships between the recommended person and the proposing stockholder and/or the beneficial owners, if any, on whose behalf the nomination is being made.

In evaluating director nominees, the Board considers the following factors:

●	the appropriate size and diversity of the Board;

●

our needs with respect to the particular knowledge, skills and experience of nominees, including experience in corporate finance, technology, business, administration and sales, in light of the prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

●	experience with accounting rules and practices, and whether such a person qualifies as an “audit committee financial expert” pursuant to SEC rules; and

●	balancing continuity of the Board with periodic injection of fresh perspectives provided by new Board members.

The Board believes that each director should have a basic understanding of our principal operational and financial objectives and plans and strategies, our results of operations and financial condition and our relative standing in relation to our competitors.

In identifying director nominees, the Board will first evaluate the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service will be considered for re-nomination.

If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board will identify another nominee with the desired skills and experience described above. The Board takes into consideration the overall composition and diversity of the Board and areas of expertise that director nominees may be able to offer, including business experience, knowledge, abilities and customer relationships. Generally, the Board will strive to assemble a Board that brings to us a variety of perspectives and skills derived from business and professional experience as it may deem are in our and our stockholders’ best interests. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Board Leadership Structure and Role in Risk Oversight

The positions of Chairman of the Board and principal executive officer are filled by two separate individuals. From September 11, 2013 until his resignation from the Board on February 3, 2014, Philip Handy, who had been a member of the Board since May 2013, served as the Chairman of the Board. Following Mr. Handy’s resignation, Mr. Cogut was appointed as Chairman of the Board and continues to serve in that capacity. Mr. Bednarcik was hired as our Chief Executive Officer effective as of September 8, 2014 and joined the Board on December 11, 2014. We believe this leadership structure, whereby the role of Chairman and Chief Executive Officer are separate is appropriate at this time because it allows Mr. Bednarcik to focus primarily on our day-to-day operations and the implementation of our strategic, financial and management policies, while allowing Mr. Cogut to lead out Board in its role of advising and overseeing management.

Our Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board. The Audit Committee receives reports from management concerning the Company’s assessment of risks. In addition, the Audit Committee reports regularly to the full Board, which also considers the Company’s risk profile. The Audit Committee and the full Board focus on the most significant risks facing the Company and the Company’s general risk management strategy. In addition, as part of its oversight of our Company’s executive compensation program, the Compensation Committee considers the impact of such program, and the incentives created by the compensation awards that it administers, on our Company’s risk profile. In addition, the Compensation Committee reviews all of our compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to our Company. The Compensation Committee has determined that, for all employees, our compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation.

Communications with Directors

The Board welcomes communication from our stockholders. Stockholders and other interested parties who wish to communicate with a member or members of the Board or a committee thereof may do so by addressing correspondence to the Board member, members or committee, c/o Corporate Secretary, Lighting Science Group Corporation, 1830 Penn Street, Melbourne, Florida 32901. Our Corporate Secretary will review and forward correspondence to the appropriate person or persons.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR 2015

The Audit Committee of the Board has selected KPMG LLP (‘KPMG”), as our independent registered public accounting firm for the year ending December 31, 2015, and the Board has directed that management submit the selection of independent public accountants for ratification by the stockholders at the Annual Meeting. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Required Vote and Board Recommendation

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2015. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may vote your shares at its discretion. Abstentions will have the same effect as a vote against this proposal. If the stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the appointment.

The Board recommends a vote FOR ratification of the appointment of KPMG as our independent registered public accounting firm for 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of common stock as of the Record Date by each person known to us to own beneficially 5% or more of the outstanding common stock, each director, named executive officers and the directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them, unless otherwise noted. Percentage of ownership is based on 212,003,970 shares of common stock issued and outstanding (which excludes 2,505,000 treasury shares) as of April 17, 2015.

Beneficial ownership is determined in accordance with the rules of the SEC. For the purpose of calculating the number of shares beneficially owned by a stockholder and the percentage ownership of that stockholder, shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the Record Date by that stockholder are deemed outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Executive Officers
Edward D. Bednarcik (2)	-		*
Fredric Maxik (3)	1,233,320	(4)	*
Wayne Nesbit (5)	-		*
Vincent J. Colistra (6)	-		*
Thomas C. Shields (7)	1,569,681	(8)	*
Jennifer Sethre (9)	10,000	(8)	*
Non-Employee Directors
Craig Cogut (10) (11)	385,241,450	(12)	88.7%
Seth Bernstein (13)	268,493		*
Sanford R. Climan (14)	310,685	(15)	*
Richard H. Davis, Jr. (16)	123,636	(17)	*
Donald Harkleroad	1,194,463	(18)	*
General James Jones (19)	350,137		*
Dennis McGill (20)	154,521		*
Jonathan Rosenbaum (21)	429,041		*
Samer Salty (22)	-	(23)	*
Leon Wagner	9,171,003	(24)	*

Directors and Executive Officers as a Group	398,476,749		90.1%
(13 persons)
Certain Beneficial Owners
LED Holdings, LLC (11) (25)	20,972,495		9.9%
LSGC Holdings LLC (11) (25)	154,089,828	(26)	72.7%
PP IV (AIV) LED, LLC (11) (25)	154,089,828	(27)	72.7%
PP IV LED, LLC (11) (25)	154,089,828	(27)	72.7%
LSGC Holdings II LLC (11) (25)	92,056,785	(12)	30.6%
Pegasus Partners IV, L.P. (11) (25)	249,116,310	(12)	82.7%
PCA LSG Holdings, LLC (11) (25)	52,217,318	(12)	19.9%
LSGC Holdings III, LLC (11) (25)	72,293,881	(12)	25.4%
Pegasus Partners V, LP (11) (25)	72,293,881	(12)	25.4%
RW LSG Holdings LLC (28)	66,822,047	(29)	24.0%
RW LSG Management Holdings LLC (28)	13,218,981	(30)	5.9%
Riverwood Capital GP, Ltd. (28)	66,822,047	(29)	24.0%
Cleantech Europe II (A) L.P. (31)	30,061,358	(32)	12.6%
Zouk Capital LLP (31)	35,305,237	(33)	14.3%
Zouk Ventures Ltd. (31)	35,305,237	(33)	14.3%
Serengeti Asset Management LP (34)	48,134,211	(35)	18.5%
Serengeti Lycaon MM L.P. (34)	37,026,316	(36)	14.9%
Serengeti Opportunities MM L.P. (34)	11,107,895	(37)	5.0%
Continental Casualty (38)	18,374,629	(39)	8.0%

* Less than 1%.

(1)

The number and percentage of shares of common stock beneficially owned is determined under the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which a person has sole or shared voting power or investment power.

(2)	Mr. Bednarcik was appointed as our Chief Executive Officer effective as of September 8, 2014 and joined the Board on December 11, 2014.

(3)	Mr. Maxik was appointed to the Board on June 12, 2014.
(4)	Includes 1,055,208 shares of common stock issuable to Mr. Maxik upon the exercise of stock options issued under our Equity Plan.

(5)     Mr. Nesbit was appointed to serve as our Chief Operations Officer, effective September 23, 2014.

(6)

Mr. Colistra was appointed to serve as our Interim Chief Executive Officer, effective November 8, 2013. Mr. Colistra resigned as our Interim Chief Executive Officer and was appointed as our Chief Restructuring Officer effective as of February 3, 2014. Mr. Colistra resigned as our Chief Restructuring Officer on April 25, 2014.

(7)	Mr. Shields resigned as our Chief Financial Officer on July 8, 2014.
(8)	Represents shares of common stock issuable upon exercise of stock options issued under the Equity Plan.
(9)	Ms. Sethre was appointed to serve as our President, effective March 1, 2014. Ms. Sethre resigned as our President effective as of July 17, 2014.
(10)

Mr. Cogut joined the Board effective December 5, 2013 and was named Chairman of the Board effective February 3, 2014. Mr. Cogut serves as Chairman and President of Pegasus Capital, our controlling stockholder.

(11)

The principal address and principal office of each of LED Holdings, LLC (“LED Holdings”), LSGC Holdings, PP IV (AIV) LED, LLC (“PP IV (AIV)”), PP IV LED, LLC (“PP IV”), LSGC Holdings II LLC (“Holdings II”), LSGC Holdings III LLC (“Holdings III”), Pegasus Partners IV, L.P. (“Pegasus IV”), Pegasus Partners V, L.P. (“Pegasus V”), PCA LSG Holdings, LLC (“PCA Holdings”), and Mr. Cogut is c/o Pegasus Capital Advisors, L.P., 99 River Road, Cos Cob, CT 06807.

(12)

Pegasus IV is the managing member of LSGC Holdings and the sole member of Holdings II. Pegasus Investors IV, L.P. (“Pegasus Investors IV”) is the general partner of Pegasus IV and Pegasus Investors IV GP, L.L.C. (“Pegasus Investors IV GP”) is the general partner of Pegasus Investors IV. Pegasus Investors IV GP is wholly owned by Pegasus Capital, LLC (“Pegasus LLC”). Pegasus V is the sole member of Holdings III. Pegasus Investors V, L.P. (“Pegasus Investors V”) is the general partner of Pegasus V. Pegasus Investors V (GP), L.L.C. (“Pegasus Investors V GP”) is the general partner of Pegasus Investors V and Pegasus LLC is the sole member of Pegasus Investors V GP. Pegasus LLC may be deemed to be directly or indirectly controlled by Mr. Cogut.  By virtue of the foregoing, Pegasus IV, Pegasus Investors IV, Pegasus Investors IV GP, Pegasus LLC and Mr. Cogut may be deemed to beneficially own (i) the 20,972,495 shares of common stock held directly by LED Holdings; (ii) the 133,117,333 shares of common stock held directly by LSGC Holdings; (iii) the 2,877,314 shares of common stock held directly by Holdings II, 16,396,843 shares of common stock issuable upon conversion of shares of Series I Preferred Stock held directly by Holdings II, 20,691,578 shares of common stock issuable upon conversion of shares of Series J Preferred Stock held directly by Holdings II and 52,091,050 shares of common stock issuable upon exercise of warrants held directly by Holdings II. Additionally, Pegasus Investors IV, Pegasus Investors IV GP, Pegasus LLC and Mr. Cogut may be deemed to indirectly beneficially own 2,969,697 shares of common stock held directly by Pegasus IV.  Furthermore, Pegasus LLC and Mr. Cogut may be deemed to indirectly beneficially own 1,464,950 shares of common stock held directly by PCA Holdings, 19,280,000 shares of common stock issuable upon conversion of shares of Series I Convertible Preferred Stock held directly by PCA Holdings, 8,947,368 shares of common stock issuable upon the conversion of shares of Series J Preferred Stock held directly by PCA Holdings and 22,525,000 shares of common stock issuable upon the exercise of warrants held directly by PCA Holdings. Pegasus LLC is the managing member of PCA Holdings. In addition, Pegasus V, Pegasus Investors V, Pegasus Investors V GP, Pegasus LLC and Mr. Cogut may be deemed to beneficially own the 20,552,631 shares of common stock issuable upon the conversion of the Series J Preferred Stock held directly by Holdings III and 51,741,250 shares of common stock issuable upon the exercise of warrants held directly by Holdings III.  Each of Pegasus IV, Pegasus V, Pegasus Investors IV, Pegasus Investors V, Pegasus Investors IV GP, Pegasus Investors V GP, Pegasus LLC and Mr. Cogut disclaims beneficial ownership of any of the securities held by LED Holdings, Holdings II, Holdings III and PCA Holdings (and except in the case of Pegasus IV, the securities held by Pegasus IV) and this disclosure shall not be deemed an admission that any of Pegasus IV, Pegasus Investors IV, Pegasus Investors IV GP, Pegasus Investors V, Pegasus Investors V GP, Pegasus LLC or Mr. Cogut is the beneficial owner of such securities for purposes of Section 13(d) of the Exchange Act or for any other purpose.  Furthermore, Mr. Cogut may be deemed to indirectly own the 5,000,000 shares of common stock issuable upon the exercise of warrants held directly by Pegasus Capital Partners IV, LP (“PCP IV”) and the 5,000,000 shares of common stock issuable upon the exercise of warrants held directly by Pegasus Capital Partners V, LP (“PCP V”).  Pegasus Investors IV GP is the general partner of PCP IV and Pegasus Investors V GP is the general partner of PCP V.  Pegasus Investors V GP is wholly owned by Pegasus LLC.  Each of Pegasus Investors IV GP, Pegasus Investors V GP and Mr. Cogut disclaims beneficial ownership of any of the securities held by PCP IV and PCP V and this disclosure shall not be deemed an admission that Pegasus Investors IV GP, Pegasus Investors V GP or Mr. Cogut is the beneficial owner of such securities for purposes of Section 13(d) of the Exchange Act or for any other purpose.  Furthermore, Mr. Cogut may be deemed to indirectly own 1,613,941 shares of common stock that represent payment of director fees paid by us to Pegasus Capital Advisors IV, L.P. (“Pegasus Capital IV”).  Pegasus Capital Advisors IV GP, LLC (“Pegasus Capital IV GP”) is the general partner of Pegasus Capital IV and Mr. Cogut is the sole owner and managing member of Pegasus Capital IV GP.  Mr. Cogut disclaims beneficial ownership of the securities held by Pegasus Capital IV, and this disclosure shall not be deemed an admission that Mr. Cogut is the beneficial owner of such securities for purposes of Section 13(d) of the Exchange Act or for any other purpose.

(13)	Mr. Bernstein joined the Board on August 28, 2014.
(14)	Mr. Climan joined the Board on June 12, 2014.
(15)	Represents shares of common stock and restricted stock owned by Sanford R. Climan Living Trust, for which Mr. Climan serves as trustee.
(16)	Mr. Davis was appointed as our interim Chief Executive Officer on February 3, 2014 and resigned from such position effective September 8, 2014.
(17)	Represents shares of common stock held through an individual retirement account.
(18)

Includes (i) 281,199 shares of common stock owned by The Bristol Company and (ii) 24,000 and 6,250 shares of common stock issuable to Mr. Harkleroad and The Bristol Company, respectively, upon exercise of stock options issued under the Equity Plan. Mr. Harkleroad is the sole shareholder of The Bristol Company and may be deemed the beneficial owner of the shares held by The Bristol Company.

(19)	General Jones joined the Board on April 1, 2014.
(20)

Mr. McGill joined the Board on March 24, 2015. In addition, Mr. McGill was appointed as our Interim Chief Operating Officer on June 12, 2014 and as our Interim Chief Financial Officer on July 9, 2014. Mr. McGill resigned as our Interim Chief Operating Officer on September 23, 2014 when Mr. Nesbit was appointed our Chief Operations Officer and resigned as our Interim Chief Financial Officer on December 16, 2014.

(21)	Mr. Rosenbaum joined the Board on February 3, 2014.
(22)	Mr. Salty joined the Board on March 24, 2015.
(23)

The Company has issued a total of 385,422 restricted shares of common stock to Zouk Holdings Ltd. (“ZHL”) in respect of Mr. Salty's Board service because Mr. Salty is not entitled in his own right to any securities issued as director compensation. For United Kingdom regulatory reasons, ZHL has been designated as the entity to receive all director fees payable in respect of Mr. Salty's Board service. Mr. Salty may, however, be deemed to be the indirect beneficial owner of such shares under Rule 16a-1(a)(2) promulgated under the Exchange Act..

(24)

Includes 120,000 shares of common stock held by trusts for which Mr. Wagner may be deemed the beneficial owner and 27,068 shares of common stock issuable to Mr. Wagner upon exercise of stock options issued under the Equity Plan. Also includes 7,001,053 shares of common stock issuable upon conversion of shares of Series I Preferred Stock held by Mr. Wagner.

(25)

The holdings reported are based on information contained in the Schedule 13D (Amendment No. 39) filed February 6, 2015 on behalf LED Holdings, PP IV (AIV), PP IV, Pegasus IV, LSGC Holdings, Holdings II, Holdings III, PCA Holdings, Pegasus Investors IV, Pegasus Investors IV GP, Pegasus V, Pegasus Investors V, Pegasus Investors V GP, Pegasus LLC, and Craig Cogut and other information available to the Company.

(26)	LSGC Holdings may be deemed to indirectly beneficially own 20,972,495 shares of common stock held directly by LED Holdings.
(27)

PP IV (AIV) and PP IV may be deemed to indirectly beneficially own the 20,972,495 shares of common stock held by LED Holdings and the 133,117,333 shares of common stock held by LSGC Holdings due to their respective membership interests in LSGC Holdings.

(28)

The principal address and principal office of RW Holdings, RW LSG Management Holdings LLC (“RW Management”) and Riverwood Capital GP Ltd. (“RC Ltd.”) is c/o Riverwood Capital Partners L.P., 70 Willow Road, Suite 100, Menlo Park, CA 94304. The holdings reported are based on information contained in the Schedule 13D (Amendment No. 5) filed January 7, 2014 on behalf of RW Holdings, Riverwood Capital Partners L.P. (“RCP”), Riverwood Capital L.P. (“RCLP”), RC Ltd., RW Management, Riverwood Capital Management L.P. (“RCM LP”) and Riverwood Capital Management Ltd. (“Riverwood CM”) and other information available to the Company.

(29)

RCP is the sole managing member of RW Holdings. RCLP is the sole general partner of RCP. RC Ltd is the sole general partner of RCLP. As a result of these relationships, each of RCP, RCLP and RC Ltd. may be deemed to beneficially own any shares of common stock deemed to be beneficially held by RW Holdings. Additionally, RCM LP is the sole managing member of RW Management. Riverwood is the sole general partner of RCM LP. As a result of such relationships, each of RCM LP and Riverwood CM may be deemed to beneficially own any shares of common stock that may be deemed to be beneficially owned by RW Management. By virtue of the foregoing, RC Ltd. may be deemed to beneficially own the 47,368,421 shares of common stock issuable upon conversion of shares of Series H Preferred Stock, 5,530,526 shares of common stock issuable upon conversion of shares of Series J Preferred Stock and 13,923,100 shares of common stock issuable upon exercise of warrants held directly by RW Holdings.

(30)

Includes 12,664,760 shares of common stock issuable upon exercise of a warrant and 554,221 shares awarded as restricted stock grants to individuals for service on the Board, which were assigned to RW Management.

(31)

The principal address and principal office of each of Cleantech A, Zouk Capital and Zouk Ventures Ltd. (“ZVL”) is 100 Brompton Road, London, SW3 1ER, United Kingdom. The principal address and principal office of ZHL is 13 Castle Street, St. Helier, Jersey JE4 5UT, Channel Islands. The holdings reported are based on information contained in the Schedule 13D (Amendment No. 3) filed January 7, 2014 on behalf of Cleantech A, Cleantech B, Cleantech II General Partner Limited (“Cleantech GP”), Cleantech II General Partner L.P. (“Cleantech GP LP”), Zouk Capital, ZVL and ZHL and other information available to the Company.

(32)

Represents 21,960,000 shares of common stock issuable upon conversion of shares of Series H Preferred Stock, 2,303,158 shares of common stock issuable upon conversion of shares of Series J Preferred Stock and 5,798,200 shares of common stock issuable upon the exercise of Series J Warrants held directly by Cleantech A.

(33)

Represents 21,960,000 and 3,829,474 shares of common stock issuable upon conversion of shares of Series H Convertible Preferred Stock held directly by Cleantech A and Cleantech B, respectively, 2,303,158 and 402,105 shares of common stock issuable upon conversion of shares of Series J Convertible Preferred Stock held directly by Cleantech A and Cleantech B, respectively and 5,798,200 and 1,012,300 shares of common stock issuable upon the exercise of Series J Warrants held directly by Cleantech A and Cleantech B, respectively. Cleantech GP LP is the sole general partner of Cleantech A and Cleantech B. Cleantech GP is the sole general partner of Cleantech GP LP. Zouk Capital provides certain monitoring, advisory and consulting services to Cleantech A and Cleantech B. ZVL is the sole shareholder of Cleantech GP. As a result of these relationships, each of Cleantech GP LP, Cleantech GP, Zouk Capital and ZVL may be deemed to beneficially own any securities that may be deemed to be beneficially owned by Cleantech A and Cleantech B.

(34)

The principal address and principal office of each of Serengeti Asset Management LP (“Serengeti LP”), Serengeti Lycaon MM L.P. (“Serengeti Lycaon”) and Serengeti Opportunities MM L.P. (“Serengeti Opportunities” and, together with Serengeti Lycaon, the “Serengeti Investors”) is 632 Broadway, 12th Floor, New York, NY 10012. The holdings reported are based on information contained in the Schedule 13G filed December 11, 2014 on behalf of Serengeti LP, J.L. Serengeti Management LLC (“J.L. Serengeti”) and Joseph A. LaNasa III and other information available to the Company.

(35)

Consists of (i) 10,526,316 and 3,157,895 shares of common stock issuable upon conversion of shares of Series J Preferred Stock held directly by Serengeti Lycaon and Serengeti Opportunities, respectively, and (ii) 26,500,000 and 7,950,000 shares of common stock issuable upon the exercise of Series J Warrants held directly by Serengeti Lycaon and Serengeti Opportunities, respectively. Serengeti LP acts as an investment adviser to, and manages investment accounts of Serengeti Lycaon and Serengeti Opportunities. Serengeti LP may be deemed to beneficially own securities owned by Serengeti Opportunities and Serengeti Lycaon. J.L. Serengeti is the general partner of Serengeti LP and may be deemed to control Serengeti LP and beneficially own securities owned by it. Joseph A. LaNasa III is the sole member of J.L. Serengeti and may be deemed to control J.L. Serengeti and beneficially own securities owned by it.

(36)

Consists of 10,526,316 shares of common stock issuable upon conversion of shares of Series J Preferred Stock held directly by Serengeti Lycaon and 26,500,000 shares of common stock issuable upon the exercise of Series J Warrants held directly by Serengeti Lycaon.

(37)

Consists of 3,157,895 shares of common stock issuable upon conversion of shares of Series J Preferred Stock held directly by Serengeti Opportunities and 7,950,000 shares of common stock issuable upon the exercise of Series J Warrants held directly by Serengeti Opportunities.

(38)	The principal address and principal office of Continental Casualty Company (“CCC”) is 333 South Wabash Avenue, Chicago, Illinois 60604.
(39)

Consists of 1,660,000 shares of common stock held directly by CCC, 11,674,211 shares of common stock issuable upon conversion of shares of Series I Preferred Stock held directly by CCC, 1,407,368 shares of common stock issuable upon conversion of shares of Series J Preferred Stock held directly by CCC and 3,543,050 shares of common stock issuable upon the exercise of Series J Warrants held directly by CCC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of copies of such reports furnished to us and written representations that no other reports were required, each of our directors, officers and 10% stockholders complied with all Section 16(a) filing requirements applicable to them except: Craig Cogut (3 late filings/3 late transactions); Pegasus Capital IV (3 late filings/3 late transactions); Pegasus Capital IV GP (3 late filings/3 late transactions); Pegasus Partners IV LP (3 late filings/3 late transactions); Jonathan Rosenbaum (1 late filing/1 late transaction); Leon Wagner (5 late filings/5 late transactions); Donald Harkleroad (2 late filings/2 late transactions); Sanford Climan (1 late filing/1 late transaction); General James L. Jones (2 late filings/1 late transaction); Edward Bednarcik (2 late filings/2 late transactions); Wayne Nesbit (2 late filings/2 late transactions); Serengeti LP (1 late filing/2 late transactions); J.L. Serengeti (1 late filing/2 late transactions); Joseph A LaNasa III (1 late filing/2 late transactions) and Seth Bernstein (2 late filings/1 late transaction).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Parent Company

LSGC Holdings may be deemed to be our “parent” by virtue of its beneficial ownership of our voting securities. As of April 17, 2015, LSGC Holdings directly owned 133,117,333 shares of our common stock and indirectly owned an additional 20,972,495 shares of our common stock by virtue of its voting and dispositive control over shares held by its affiliate, LED Holdings. LSGC Holdings and LED Holdings are affiliates of Pegasus IV and Pegasus Capital, and they collectively hold approximately 82.7% of our common stock as of April 17, 2015 (calculated in accordance with Rule 13d-3 of the Exchange Act) Act), including 16,396,843 and 19,280,000 shares of common stock issuable upon conversion of shares of Series I Preferred Stock held directly by their affiliates Holdings II and PCA Holdings, respectively, and 20,691,578, 20,552,631 and 8,947,368 shares of common stock issuable upon conversion of shares of Series J Preferred Stock held directly by their affiliates Holdings II, Holdings III and PCA Holdings, respectively.

Related Party Transaction Policy

The Board has adopted a written policy with respect to the review, approval or ratification of related party transactions. The policy generally defines a related party transaction as a transaction or series of related transactions or any material amendment to any such transaction of $120,000 or more involving the Company and any executive officer of the Company, any director or director nominee of the Company, persons owning 5% or more of our outstanding stock at the time of the transaction, any immediate family member of any of the foregoing persons, or any entity that is owned or controlled by any of the foregoing persons or in which any such person serves as an executive officer or general partner or, together with all of the foregoing persons, owns 10% or more of the equity interests thereof.

The policy requires our Audit Committee to review and approve related party transactions and any material amendments to such related party transactions. In reviewing and approving any related party transaction or any material amendment thereto, the Audit Committee is to (i) satisfy itself that it has been fully informed as to the related party’s relationship and interest and as to the material facts of the proposed related party transaction or the proposed material amendment to such transaction, and (ii) determine that the related party transaction or material amendment thereto is fair to the Company. At each Audit Committee meeting, management is required to recommend any related party transactions and any material amendments thereto, if applicable, to be entered into by us. After review, the Audit Committee must approve or disapprove such transactions and any material amendments to such transactions.

In addition to the above policy, because we have entered into a number of transactions with affiliates of Pegasus Capital, the Board established a Committee of Independent Directors in December 2008 to consider the approval of, and to make recommendations to the Board or any committee thereof regarding, any related-party transactions from time to time between us and Pegasus Capital or its affiliates, our executive officers and/or our directors. On June 8, 2012, the Board adopted a charter for the Committee of Independent Directors in order to expand its authority to negotiate and approve or reject related party transactions between the Company and (i) Pegasus, (ii) our executive officers, (iii) our directors, or (iv) any other person or entity that may be deemed an affiliate or related party.

From January 1, 2014 through February 7, 2014, the Committee of Independent Directors consisted of Messrs. Harkleroad, den Daas and Wagner. On February 7, 2014, Mr. den Daas resigned from the Board and from then until August 28, 2014, the Committee of Independent Directors consisted of Messrs. Harkleroad and Wagner. On August 28, 2014, Mr. Rosenbaum was appointed to the Committee of Independent Directors. Each of the transactions set forth below were reviewed and approved by the Committee of Independent Directors.

Series J Preferred Offering

On September 11, 2013, we entered into a Preferred Stock Subscription Agreement (the “Initial Series J Subscription Agreement”) with Riverwood, PCA Holdings and Holdings II pursuant to which we issued an aggregate of 17,394 shares of Series J Preferred Stock and raised gross proceeds of approximately $17.4 million (the “Initial Series J Offering”).

The Initial Series J Subscription Agreement also provided each of Riverwood, PCA Holdings and Holdings II with the right to exchange all or any part of the Series J Preferred Stock held by such purchaser for securities issued in connection with certain subsequent offerings of the Company’s debt or equity securities (a “Qualified Follow-On”).

Between January 3, 2014 and January 30, 2015, we entered into separate Preferred Stock Subscription Agreements (the “Series J Subscription Agreements”) with each of (i) Holdings II, (ii) PCA Holdings, (iii) Holdings III, (iv) Riverwood, (iv) Cleantech A and Cleantech B and (v) the Serengeti Investors pursuant to which we issued units of our securities (the “Series J Securities”) at a purchase price of $1,000 per Series J Security (the “Series J Follow-On Offering”). Each Series J Security consists of (A) one share of Series J Preferred Stock and (B) a warrant to purchase 2,650 shares of common stock at an exercise price $0.001 per share (the “Series J Warrants”).

Pursuant to the Series J Subscription Agreements, between January 3, 2014 and January 30, 2015 we issued 14,000 Series J Securities to PCA Holdings for aggregate proceeds of $14.0 million, 6,000 Series J Securities to Holdings II for aggregate proceeds of $6.0 million, 11,525 Series J Securities to Holdings III for aggregate proceeds of $11.5 million, 2,860 Series J Securities to Riverwood for aggregate proceeds of $2.9 million, 2,188 Series J Securities to Cleantech A for aggregate proceeds of $2.2 million, 382 Series J Securities to Cleantech B for aggregate proceeds of $382,000 and 13,000 Series J Securities to the Serengeti Investors for aggregate proceeds of $13.0 million. In addition, we issued 45 Series J Securities to other accredited investors We issued an aggregate of 50,000 Series J Securities for aggregate gross proceeds of $50.0 million in connection with the Series J Follow-On Offering.

The Series J Follow-On Offering was deemed a Qualified Follow-On as such term is used and defined in the Series J Certificate of Designation and the Initial Series J Subscription Agreements. In addition, because Holdings II, PCA Holdings and Riverwood collectively held at least a majority of the issued and outstanding shares of Series J Preferred Stock as of immediately prior to the Series J Follow-On Offering, and because each elected to exchange all of their shares of Series J Preferred Stock for Series J Securities, all of the holders of Series J Preferred Stock were required to exchange all of their shares of Series J Preferred Stock for Series J Securities.

Transactions with affiliates of Pegasus Capital

Pegasus Guaranty and Pegasus Guaranty Warrants

Pegasus Capital Partners IV, L.P. and Pegasus Capital Partners V, L.P. (collectively, the “Pegasus Guarantors”) agreed to provide a guaranty of our obligations under our five-year term loan (as amended from time to time, the “Medley Term Loan”) with Medley Capital Corporation (“Medley”) in favor of Medley (the “Pegasus Guaranty”). As consideration for the Pegasus Guaranty, on February 19, 2014, we issued a warrant to purchase 5,000,000 shares of common stock to each of the Pegasus Guarantors (the “Pegasus Guaranty Warrants”). The Pegasus Guaranty Warrants have an exercise price equal to $0.50 per share and, if unexercised, expire on February 19, 2024.

Relationship with T&M Protection Resources

During 2014 and through April 17, 2015, we incurred security fees of $12,000 for security services provided by T&M Protection Resources, a security company affiliated with Pegasus Capital.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth the names, ages and positions of our executive officers as of April 17, 2015:

Name	Age	Position Held With Us
Edward D. Bednarcik	58	Chief Executive Officer
Fredric Maxik	55	Chief Technology Officer
Wayne Nesbit	54	Chief Operations Officer

The following biographies describe the business experience of our executive officers. Each officer serves at the discretion of the Board. There are no family relationships among any of our officers.

Edward D. Bednarcik was appointed Chief Executive Officer effective as of September 8, 2014 and joined the Board on December 11, 2014. Mr. Bednarcik previously served as chief executive officer and president of VideoIQ, an enterprise software company, from 2011 to January 2014, when VideoIQ was sold to Avigilon Corp., a company that is publicly traded on the Toronto Stock Exchange. From 2007 to 2011, Mr. Bednarcik served as chief executive officer and president of Wright Line LLC, a supplier of innovative data center solutions for government and commercial customers. Mr. Bednarcik transitioned out of his position at Wright Line LLC after the company was sold to Eaton Corporation Plc, a company that is publicly traded on the New York Stock Exchange, in August 2010. Mr. Bednarcik was vice president and general manager of A123 Systems, LLC, a company focused on high power lithium ion battery solutions for hybrid electric vehicle transportation, from 2005 to 2007. From 1997 to 2005, Mr. Bednarcik was with American Power Conversion Corporation, a provider of integrated solutions to large- and small-scale data centers, where he served as general manager of the network solutions division from 1997 to 1999, vice president and general manager of the business network solutions group from 2000 to 2002 and vice president of global sales from 2003 to 2005. Since 2012, Mr. Bednarcik has served on the board of directors and audit and compensation committees of Raritan Inc., a privately held company providing power distribution solutions to enterprise clients globally. Mr. Bednarcik holds a Bachelor of Science degree from the University of Rhode Island.

Fredric Maxik has served as our Chief Technology Officer since January 2010 and from June 2004 to October 2007. Mr. Maxik served as our Chief Scientific Officer from October 2007 to January 2010 and as a director from August 2004 to October 2007. Mr. Maxik rejoined the Board on June 12, 2014. After graduating from Bard College with a Bachelor of Arts degree in physics and philosophy, Mr. Maxik began his career with Sansui Electric Co., Ltd., in 1983 in Tokyo, Japan where he became vice president of product development. In 1990, he served as vice president of product development for Onkyo Corporation in Osaka, Japan. In 1993, Mr. Maxik formed a product development consulting firm. In 2002, he formed an environmental products company, which developed the intellectual property that eventually became the principal asset of Lighting Science, Inc. that was acquired by us in June 2004. Mr. Maxik’s research and innovation has resulted in the issuance of 145 U.S. patents in the field of solid state lighting, which are held by Lighting Science Group and its subsidiaries. Mr. Maxik is also a member of the expert advisory committee for Pegasus Capital.

Wayne Nesbit was appointed as our Chief Operations Officer on September 23, 2014. Mr. Nesbit previously served as Vice President Operations of Cree Inc., a manufacturer and seller of LED lighting products and applications, from 2008 to 2013. From 2001 to 2008, Mr. Nesbit served as Senior Vice President, Operations, of Mindspeed Technologies, a designer, developer and seller of semiconductor solutions for communications applications in wireless and wireline network infrastructure markets and as Vice President and in various other roles for Motorola, SPS, a leading producer of semiconductors, from 1984 to 2001. Mr. Nesbit has served as a Trustee of the University of Virginia from 1997 to 2007 and as Founding Member of the Board of Trustees, Engineering Foundation, of Virginia Commonwealth University since 1996. Mr. Nesbit holds a Bachelor of Science degree in Electrical Engineering from Texas A&M University.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the compensation arrangements we have with our named executive officers as set forth under the rules of the SEC. Consistent with the SEC rules, we are providing disclosure for the principal executive officer (our Chief Executive Officer or CEO) and principal financial officer (our Chief Financial Officer or CFO), regardless of compensation level, and the three most highly compensated executive officers in our last completed fiscal year, other than the CEO and CFO. All of these executive officers are referred to in this Compensation Discussion and Analysis as our “NEOs.”

For 2014, our NEOs were:

Name	Title
Edward D. Bednarcik (1)	Chief Executive Officer
Wayne Nesbit (2)	Chief Operations Officer
Fredric Maxik	Chief Technology Officer
Richard H. Davis, Jr. (3)	Former Interim Chief Executive Officer
Vincent J. Colistra (4)	Former Interim Chief Executive Officer
Thomas C. Shields (5)	Former Chief Financial Officer
Jennifer Sethre (6)	Former President

(1)	Mr. Bednarcik was appointed as Chief Executive Officer effective as of September 8, 2014.
(2)	Mr. Nesbit was appointed Chief Operations Officer on September 23, 2014.
(3)	Mr. Davis was appointed Interim Chief Executive Officer on February 3, 2014 and resigned on September 8, 2014.
(4)	Mr. Colistra resigned as Interim Chief Executive Officer on February 3, 2014 and was appointed as Chief Restructuring Officer. Mr. Colistra resigned as Chief Restructuring Officer on April 25, 2014
(5)	Mr. Shields resigned as Chief Financial Officer on July 8, 2014.
(6)	Ms. Sethre was appointed as our President on February 11, 2014 and she resigned effective July 17, 2014.

Overview and Responsibility for Compensation Decisions

The Compensation Committee of the Board has responsibility for evaluating the performance and development of our executive officers in their respective positions, reviewing individual compensation as well as corporate compensation principles and programs, establishing corporate and individual performance objectives as they affect compensation, making determinations as to whether and to what extent such performance objectives have been achieved and ensuring that we have effective and appropriate compensation programs in place. In addition, our Compensation Committee considers whether any of our compensation policies and practices create risks to our risk management practices or provide risk-taking incentives to our executives and other employees. Our Chief Executive Officer supports our Compensation Committee by driving our annual business plan process, providing information related to the ongoing progress under our annual business plan and other business and financial results, undertaking performance assessments of other executives and presenting other personnel-related data for the Compensation Committee’s consideration. In addition, as the manager of our executive team, our Chief Executive Officer assesses each executive’s contribution to corporate goals as well as achievement of his or her individual goals and makes a recommendation to our Compensation Committee with respect to compensation for executive officers other than himself. Our Compensation Committee meets, including in executive sessions, to consider these recommendations, conducts a similar evaluation of the Chief Executive Officer’s contributions to corporate goals and achievement of individual goals and makes determinations related to the Chief Executive Officer’s and the other executive officers’ compensation.

Our overall compensation philosophy is to provide a competitive total compensation package that will:

•	fairly compensate our executive officers;

•	attract and retain qualified executive officers who are able to contribute to the long-term success of our company;

•	incentivize future performance toward clearly defined corporate goals without encouraging excessive risk taking; and

•	align our executives’ long-term interests with those of our stockholders.

Our Compensation Committee believes that the quality, skills and dedication of our executive officers are critical factors affecting our long-term value. Our compensation arrangements with executive officers are, to a large degree, based upon our consolidated revenue and earnings achievements along with personal performance objectives agreed upon at the beginning of the fiscal year with the respective executive. We believe in compensating progressively for the achievement of established objectives.

In setting compensation levels for individual officers, our Compensation Committee applies its judgment in determining the amount and mix of compensation elements for each NEO, and to date our compensation process has been a largely discretionary process based upon the collective experience and judgment of the Compensation Committee members acting as a group. Factors affecting the Compensation Committee’s decisions in setting compensation generally include:

•	overall corporate performance;

•

the individual officer’s performance against corporate-level strategic goals established as part of our annual business plan and the officer’s effectiveness in managing toward achievement of those goals;

•	the nature and scope of the officer’s responsibilities; and

•	informal market surveys and the personal experience of members of the Board.

The Compensation Committee has also reviewed our compensation policies and practices for all of the executive officers and other employees and determined that any risks arising from such compensation policies and practices, including any risks to our risk management practices and risk-taking incentives created from such compensation policies and practices, are not reasonably likely to have a material adverse effect on the Company.

While our Compensation Committee is authorized to engage the services of outside consultants and advisors, neither the Compensation Committee nor our management has to date retained a compensation consultant to review or provide advice concerning our policies and procedures with respect to executive compensation. To date, we have not formally benchmarked our executive compensation against peer companies, and we have not identified a group of peer companies against which we would compare our compensation practices. While our Compensation Committee considers the overall mix of compensation components in its review of compensation matters, it has not adopted formal or informal policies or guidelines for allocating compensation between long-term and current compensation or between cash and non-cash compensation. The Compensation Committee intends to continue to manage our executive officer compensation programs on a flexible basis that will allow it to respond to market and business developments as it views appropriate, but will continue to consider whether the use of consultants, formal benchmarking and/or fixed guidelines for allocating between compensation components would aid the Compensation Committee in setting compensation levels or allocating between types of compensation.

We have historically reviewed compensation as part of the annual business plan process undertaken by management and the Board in the early part of each year. During this process, our Compensation Committee reviews overall compensation, evaluates performance, determines corporate-level performance goals for that year’s business plan and, when appropriate, makes changes to one or more components of our executives’ compensation.

In addition, we receive direct feedback from stockholders on our compensation programs through the advisory vote on the compensation paid to our NEOs (commonly known as a “say-on-pay” vote), which we held most recently at the 2014 annual meeting of stockholders. At the 2014 annual meeting of stockholders, the say-on-pay proposal received over 98% approval. As our Compensation Committee evaluated its compensation practices and talent needs throughout 2014, it was mindful of the strong support stockholders expressed for its pay for performance compensation philosophy. We will hold a say-on-pay vote every three years, subject to the outcome of an advisory stockholder vote that we will be required to hold in 2017 regarding the frequency of say-on-pay votes.

Historically, the exercise price of our stock options has been at least equal to the fair market value of our common stock on the date of grant. The fair market value of our common stock has been established by reference to the closing price of our common stock on the OTC Bulletin Board or the Pink Sheets, as applicable, on the date of grant.

Compensation Components

Compensation for our executive officers has been highly individualized, at times structured as a result of arm’s length negotiations when an officer is initially hired, and always taking into account our financial condition and available resources. The resulting mix of compensation components has primarily included:

Compensation Component	Description	Relation to Compensation Objectives
Base Salary	Fixed cash compensation for services rendered during the fiscal year	• Fairly compensate executives • Attract and retain qualified executives
Annual Cash Incentive Bonus	Annual cash payments for achieving predetermined financial and/or performance goals	• Fairly compensate executives • Attract and retain qualified executives • Incentivize future performance toward clearly defined corporate goals without encouraging excessive risk taking
Long-Term Incentive Awards	Grants of stock options and/or restricted stock awards designed to focus on long-term growth and increased company value	• Attract and retain qualified executives • Align executive and stockholder interests • Incentivize future performance toward clearly defined corporate goals without encouraging excessive risk taking
Severance and Change of Control Benefits	Continued payments of base salary for up to 24 months after involuntary termination	• Fairly compensate executives • Attract and retain qualified executives
Other Benefits	Health and medical benefits, and the opportunity to participate in an employee stock purchase plan and a 401(k) retirement plan or comparable foreign plan	• Align executive and stockholder interests • Attract and retain qualified executives

Our Compensation Committee believes this mix is appropriate for our executive team because, among other things, it provides a fixed component (base salary) designed to offer the executive funds from which to manage personal and immediate cash flow needs and variable components (annual incentive bonuses, stock options and restricted stock awards) that incentivize our management team to work toward achievement of corporate goals and our long-term success, as well as offering protection (through termination-related benefits) against abrupt changes in the executive’s circumstances in the event of involuntary employment termination including in the context of a change of control of our company. Our Compensation Committee also believes, based on the collective experience of its members, that this mix is typical of companies in our industry and at our stage of development. It has no current plans to change the mix of components or vary the relative portions of fixed and variable compensation that comprise our overall compensation packages.

As a result of this mix of compensation components, executives earn their compensation over three time frames:

●	Current Year Performance: Salary and annual incentives that reflect actions and results over 12 months;

●	Long-Term Performance: A long-term incentive plan that reflects results over a period of years, helping to ensure that results remain sustainable; and

●	Full Career Performance: Deferred compensation and retirement accumulations incentivize executives to stay with the company until their working careers end.

Base Salaries. Base salary for our Chief Executive Officer and other executive officers is established based on the scope of their responsibilities, length of service with our company, individual performance during the prior year and competitive market compensation. Base salaries are reviewed annually and adjusted from time-to-time based on competitive conditions, individual performance, our overall financial results, changes in job duties and responsibilities and our company’s overall budget for base salary increases. The budget is designed to allow salary increases to retain and motivate successful performers while maintaining affordability within our company’s business plan.

Annual Cash Incentive Bonus. We also have an annual cash incentive bonus program to motivate our executive officers to attain specific short-term performance objectives that, in turn, further our long-term objectives. This program is managed as part of our annual business plan process and involves a high level of discretion on the part of our Compensation Committee. Typically, the Board approves a business plan for the year that incorporates corporate-level objectives. Achievement of those objectives becomes an important factor considered by the Compensation Committee when, after year-end, it makes a final determination of bonus amounts to be paid. Other factors that are considered by the Compensation Committee in determining amounts to pay include:

●	our company’s overall performance and business results;

●	general market conditions;

●	future business prospects;

●	funds available from which to pay bonuses;

●	individual performance;

●	competitive conditions; and

●	any other factors it finds relevant.

Each executive officer is measured against their contributions to the consolidated revenue and earnings achievement of our company as a whole along with their performance against individual objectives established at the beginning of the fiscal year with the participation of the respective executive as part of their total compensation plan. This discretionary approach to the variable component of our compensation program allows fluidity in how we manage short-term corporate strategy and executive incentives, while allowing us to achieve more consistency in our focus on longer-term corporate objectives. Our Compensation Committee and the Board believe that this flexibility is important in managing a growing company because it allows executive officers to respond to the often changing demands of the business without undue focus on any one specific short-term performance objective. Our Compensation Committee does not have plans at this time to change the way it manages our annual cash incentive bonus program or to take a more formal or objective approach to the way it sets bonus payment amounts.

Each executive officer has a target bonus amount, established at the time of hire and then reviewed and potentially adjusted annually over the course of the officer’s tenure with our company. For 2014, the target bonuses for executive officers ranged from 50% to 200% of base salary based on our Compensation Committee’s belief of respective competitive fixed and variable compensation levels for each officer. For 2014, the corporate-level performance objectives specified in our business plan related to consolidated sales growth, earnings and certain strategic objectives.

For the 2014 fiscal year, we paid Mr. Shields, our former Chief Financial Officer, a bonus of $100,000, Ms. Sethre, our former President, a bonus of $75,000 and Mr. Maxik, our Chief Technology Officer, a bonus of $15,946. These bonus payments were not made pursuant to our annual cash incentive bonus program. Because of our limited cash flows and our Company’s historical losses, other than the aforementioned bonus payments and a $25,000 signing bonus paid in 2012, our executive officers have not been awarded cash bonuses during the past three years. Our Compensation Committee elected not to award our NEOs performance-based incentive bonuses for the 2012, 2013 or 2014 fiscal years due to continued losses.

Long-Term Incentive Compensation. To date, our long-term incentive awards have primarily been in the form of options to purchase our common stock, which options are generally awarded under our Equity Plan. Our stock options have an exercise price at least equal to the fair market value of our common stock on the grant date, generally vest over four years, with 25% of the option shares vesting after the first, second, third and fourth years of service following the grant, and have a 10-year term. Additional vesting acceleration benefits apply in certain circumstances discussed below.

Generally, a stock option award is made in the year that an executive officer commences employment. The size of this award is intended to offer the executive a meaningful opportunity for stock ownership relative to his or her position and reflects the Compensation Committee’s assessment of market conditions affecting the position as well as the individual’s potential for future responsibility within our company. Thereafter, additional option grants may be made at the discretion of our Compensation Committee, Board or Committee of Independent Directors. To date, we have not granted additional options on an annual basis to executives or other employees, although we do evaluate individual performance annually. Instead, additional options have been granted to executives on a case-by-case basis reflecting the Compensation Committee’s determination that such grants are appropriate or necessary to reward exceptional performance (including upon promotion) or to retain individuals when market conditions change. The size of additional option grants are determined at the discretion of the Compensation Committee or the Board, and typically incorporate our Chief Executive Officer’s recommendations (except with respect to his own option grants).

Other than the awards of restricted stock granted to our former Chief Executive Officers in 2013 and 2011 and current Chief Technology Officer in 2008, we have not granted restricted stock awards to our NEOs.

Severance and Change in Control Benefits. We have historically entered into employment agreements with each of our NEOs, which provide severance benefits in the event the executive officer’s employment is terminated by us without cause or the executive officer is terminated without cause in connection with a change in control, in consideration of a release of potential claims and other customary covenants. These benefits range from 12 months to, following a change-in-control, 24 months of their base salary. In addition, all stock options held by our NEOs provide for full acceleration of unvested stock options upon a change of control of our company. For potential amounts payable as severance and change in control benefits, see “Executive Compensation – Estimated Benefits and Payments upon Termination of Employment or Change of Control.” The Board and Compensation Committee have determined it appropriate to have these termination-related benefits in place to preserve morale and productivity, and encourage retention in the face of potentially disruptive circumstances that might cause an executive to be concerned that his or her employment is in jeopardy or that might involve an actual or rumored change in control of our company. We believe that our change of control benefits are generally in line with packages offered to executives in our industry.

Other Benefits. Certain NEOs are entitled to monthly housing and/or car allowances pursuant to their employment agreements and/or were reimbursed for relocation and moving expenses. The values of such benefits are presented below under the “Summary Compensation Table” as “All Other Compensation.”

We also provide our executive officers with benefits that are generally available to our salaried employees. These benefits include health and medical benefits, flexible spending plans, the opportunity to participate in an employee stock purchase plan, and a 401(k) retirement plan or comparable foreign plan.

Tax Matters

The Board and Compensation Committee will consider the deductibility of compensation amounts paid to our executive officers including the potential effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers in making its decisions, although such deductibility has not historically been material to our financial position. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for our Chief Executive Officer and each of the other named executive officers (other than the Chief Financial Officer, if any), unless compensation is “performance-based” as defined under Section 162(m). Our stock option grants are generally designed to qualify as performance-based compensation for purposes of Section 162(m), and we expect compensation amounts related to options to be fully deductible. However, our Compensation Committee may, in its judgment, authorize compensation payments that are not deductible when it believes that such payments are appropriate to attract and retain executive talent.

Summary Compensation Table

The following table summarizes the overall compensation earned by NEOs during each of the past three fiscal years ended December 31, 2014.

				Long Term Compensation
				Awards
				Restricted	Option	All Other
		Annual Compensation		Stock Awards	Awards	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)(1)	($)(1)	($)		Total ($)

Edward D. Bednarcik
(Chief Executive Officer and Director) (2)	2014	123,077	-	-	2,225,800	20,633	(3)	2,369,510
	2013	-	-	-	-	-		-
	2012	-	-	-	-	-		-

Richard H. Davis, Jr.
(Former Interim Chief Executive Officer and Current Director) (4)	2014	-	-	-	-	-		-
	2013	-	-	-	-	-		-
	2012	-	-	-	-	-		-

Vincent J. Colistra
(Former Interim Chief Executive Officer) (5)	2014	-	-	-	-	299,814	(6)	299,814
	2013	-	-	-	-	184,305	(6)	184,305
	2012	-	-	-	-	-		-

Thomas C. Shields
(Former Chief Financial Officer) (7)	2014	233,846	100,000	-	-	345,207	(8)	679,053
	2013	320,000	-	-	173,535	8,120	(9)	501,655
	2012	114,444	-	-	2,409,323	72,923	(9)	2,596,690

Fredric Maxik
(Chief Technology Officer and Director)	2014	362,008	15,946	-	-	14,400	(10)	392,354
	2013	315,000	-	-	173,535	14,400	(10)	502,935
	2012	315,000	-	-	989,426	14,400	(10)	1,318,826

Wayne Nesbit
(Chief Operations Officer) (11)	2014	79,615	-	-	1,766,280	-		1,845,895
	2013	-	-	-	-	-		-
	2012	-	-	-	-	-		-

Jennifer Sethre
(Former President) (12)	2014	138,856	75,000	-	2,175	529,576	(13)	745,607
	2013	-	-	-	-	-		-
	2012	-	-	-	-	-		-

(1)

Represents the total grant date fair value, as determined under FASB ASC Topic 718, Stock Compensation, of all awards granted to the NEO during 2014, 2013 and 2012, as applicable. Assumptions used to calculate these amounts are included in Note 16, “Equity Based Compensation Plans,” to our consolidated financial statements for the year ended December 31, 2014.

(2)	Mr. Bednarcik began serving as our Chief Executive Officer on September 8, 2014 and was appointed to the Board on December 11, 2014.
(3)	Includes travel and living expenses.
(4)

Mr. Davis began serving as our Interim Chief Executive Officer on February 3, 2014. Mr. Davis resigned as our Interim Chief Executive Officer on September 8, 2014 when Mr. Bednarcik began serving as our Chief Executive Officer. Mr. Davis is an employee of Pegasus Capital and agreed to serve as our Interim Chief Executive Officer for no additional compensation.

(5)

Mr. Colistra began serving as our Interim Chief Executive Officer on November 8, 2013. Mr. Colistra resigned as Interim Chief Executive Officer on February 3, 2014, when Richard H. Davis Jr. began serving as our Interim Chief Executive Officer. Mr. Colistra served as our Chief Restructuring Officer from February 3, 2014 until April 25, 2014.

(6)

Mr. Colistra served in this capacity as an employee of PMCM, LLC, an affiliate of Phoenix Management Services, LLC, (“Phoenix”) and all payments were made to Phoenix. We paid Phoenix $20,000 per week for consulting services and reimbursed Phoenix for out of pocket travel and living expenses for time spent in Satellite Beach, Florida.

(7)	Mr. Shields began serving as our Chief Financial Officer on August 23, 2012. Mr. Shields resigned as Chief Financial Officer on July 8, 2014.
(8)	Includes separation pay consisting of $320,000 severance and COBRA coverage of $25,207. See “-Employment Agreements – Employment Agreement with Thomas C. Shields” for additional information.
(9)	Consists of relocation expenses.
(10)	Includes annual car allowance.
(11)	Mr. Nesbit began serving as our Chief Operations Officer on September 23, 2014.
(12)	Ms. Sethre began serving as our President on February 11, 2014 and she resigned effective July 17, 2014.
(13)

Includes relocation expenses of $5,438, and monthly housing allowance of $22,515, as well as separation pay consisting of $350,000 severance, $93,600 housing allowance, $25,000 for relocation, $22,023 for COBRA coverage and $11,000 for Ms. Sethre’s children’s tuition. See “-Employment Agreements – Employment Agreement with Jennifer Sethre” for additional information.

Employment Agreements

We had employment agreements with all of our NEOs during 2014 other than Messrs. Davis and Colistra, each of which is described in more detail below.

Employment Agreement with Edward D. Bednarcik

Effective September 8, 2014, we entered into an employment agreement with Mr. Bednarcik (the “Bednarcik Agreement”) pursuant to which Mr. Bednarcik agreed to serve as our Chief Executive Officer. The employment period under the Bednarcik Agreement began on September 8, 2014 (the “Bednarcik Effective Date”) and ends on the fifth anniversary of the Bednarcik Effective Date, but may be terminated by the Company at any time prior to such date for cause (as defined below) or without cause. Pursuant to the Bednarcik Agreement, Mr. Bednarcik is entitled to a base salary of $400,000 and benefits generally available to other senior executives of the Company. Mr. Bednarcik is also eligible to receive a performance bonus with respect to each calendar year (or partial calendar year) based upon a bonus plan to be determined annually by the Board (or the Compensation Committee) and criteria that will be presented by the Board (or the Compensation Committee) to Mr. Bednarcik promptly following the first meeting of the Board during each fiscal year. The level of such performance bonus will be the sum of (x) up to 50% of Mr. Bednarcik’s base salary, based on Mr. Bednarcik’s satisfaction of the criteria specified by the Board, which bonus will be paid 50% in cash and 50% in restricted stock units of common stock (“Restricted Stock Units”), with 50% of such Restricted Stock Units vesting immediately and 50% of such Restricted Stock Units vesting over a two-year period, in two equal increments on the first two anniversaries of the award, and (y) up to 100% of Mr. Bednarcik’s base salary, based on the Board’s evaluation, in its sole discretion, of the Company’s operating results during such year as measured against criteria previously presented by the Board, which bonus will be paid 25% in cash and 75% in Restricted Stock Units, with 100% of such Restricted Stock Units vesting over a two-year period, in two equal increments on the first two anniversaries of the award. The Bednarcik Agreement provides that, at Mr. Bednarcik’s option, on each Restricted Stock Unit vesting date, he may sell up to one-third of the stock vesting on such date back to the Company, and the Company will purchase such stock at a price equal to the published closing price of the Company's common stock on such date.

In connection with his appointment, Mr. Bednarcik was also granted options to purchase 15,500,000 shares of common stock at an exercise price of $0.18 per share, subject to the Equity Plan. The options vest (i) 25% on each anniversary of the Bednarcik Effective Date, provided that Mr. Bednarcik remains employed by the Company as of such time, (ii) in full as of the business day immediately preceding a “change of control” of the Company, or (iii) in full upon the termination of Mr. Bednarcik’s employment due to Mr. Bednarcik’s retirement as determined by the Board in its sole and absolute discretion. In the event the Company terminates Mr. Bednarcik’s employment for reasons other than “cause” or change of control, or if he resigns for “good reason”, Mr. Bednarcik will be entitled to receive severance in an amount equal to twelve months of his base salary.

For purposes of the Bednarcik Agreement, “cause” is defined as (i) being convicted or pleading guilty or no contest to any felony or to any other crime involving fraud or moral turpitude with respect to us or any of our customers or suppliers, (ii) reporting to work under the influence of alcohol (unless related to lawful consumption of alcohol in the ordinary course of the business) or illegal drugs, (iii) the use of illegal drugs (whether or not at the workplace), (iv) commission of an act of deceit, fraud, perjury or embezzlement causing us substantial public disgrace or disrepute or substantial economic harm, (v) substantial and repeated failure to perform duties as reasonably directed by the Board that causes, or could reasonably be expected to cause, harm to us and which Mr. Bednarcik fails to cure, if curable, within ten (10) business days of receipt of written notice of such event, (vi) any improper act intentionally aiding or abetting a competitor, supplier or customer of ours to the material disadvantage or detriment of the Company or our subsidiaries, (vii) breach of fiduciary duty to, or gross negligence or willful misconduct with respect to Mr. Bednarcik’s duties to us or (viii) any other willful material breach of the Bednarcik Agreement, or any breach by Mr. Bednarcik of certain sections of the Bednarcik Agreement, in either case, if curable, which Mr. Bednarcik fails to cure within thirty (30) days of receipt of written notice of such event.

For purposes of the Bednarcik Agreement, “good reason“ means if Mr. Bednarcik resigns from employment with us prior to the end of the employment period as a result of (i) our reduction of the amount of his base salary, (ii) material diminution in Mr. Bednarcik’s duties, title or position (including without limitation removal from the Board ), (iii) a material reduction by us in the kind or level of employee benefits to which Mr. Bednarcik is entitled immediately prior to such reduction (other than a reduction generally applicable to all senior executives of the Company), or (iv) our material breach of the Bednarcik Agreement; provided that (a) written notice of Mr. Bednarcik’s resignation for good reason must be delivered to us within ninety (90) days after the occurrence of any such event (which resignation may be subject to our failure to cure within thirty days ) in order for Mr. Bednarcik's resignation with good reason to be effective; (b) we shall have thirty (30) days after receipt of such notice during which we may remedy the occurrence giving rise to the claim for good reason termination, if applicable, and, if we cure such occurrence within such thirty (30)-day period, there shall be no good reason; and (c) Mr. Bednarcik must actually resign within sixty (60) days following delivery of such notice.

Employment Agreement with Thomas C. Shields

Effective August 23, 2012, we entered into an employment agreement with Mr. Shields (the “Shields Agreement”) pursuant to which Mr. Shields agreed to serve as our Chief Financial Officer. Pursuant to the Shields Agreement, Mr. Shields was entitled to a base salary of $320,000 and benefits generally available to other employees. Mr. Shields was also entitled to relocation assistance including temporary lodging for a period of up to nine months, a per diem of $60 per day for 120 days and customary moving expenses and closing costs on both Mr. Shields’ prior and any new home. Mr. Shields was also eligible to participate in a bonus plan under which he could receive up to 75% of his base salary, with the bonus payment for 2012, if any, to be pro-rated. The bonus metrics were to be determined by the Board in its sole discretion.

Mr. Shields also received, as of August 23, 2012, options to purchase 2,938,199 shares of common stock at an exercise price of $1.34 per share, which was to vest in four equal annual installments beginning on the first anniversary of the date of grant. Mr. Shields’ employment could be terminated at any time. In the event the Company terminated Mr. Shields’ employment for reasons other than “cause” or a change of control, or if he resigned for “good reason”, Mr. Shields was entitled to receive severance in an amount equal to (i) twelve months of his base salary, plus (ii) the annual bonus that he would actually have earned for the year in which the termination occurred, prorated through the date of termination.

For purposes of the Shields Agreement, termination would be deemed for “cause” if it was, in whole or part, based on (i) Mr. Shields’ commission of an act of fraud, malfeasance, recklessness or gross negligence against the Company or any of its personnel, or in connection with the performance of his duties of employment, (ii) his commission of any act which was materially injurious to the Company, its personnel, its interests or its reputation, (iii) his indictment or conviction for, or plea of no contest to, any felony or any other crime involving moral turpitude or (iv) his willful or intentional failure to fulfill any of his material duties and /or responsibilities under the Shields Agreement, which failure had not been cured to our reasonable satisfaction within 30 days of the date on which he was given written notice of such failure.

For purposes of the Shields Agreement, Mr. Shields’ resignation would be deemed for “good reason” if he resigned following the occurrence of any of the following: (i) a material adverse change of his title, position, responsibilities, authority or duties, in each case, as an executive officer of the Company; (ii) a reduction in his base salary (except with his consent) or bonus opportunity or incentive opportunity; (iii) our requiring him to be based at a materially different geographic location; (iv) our material breach of any provision of his offer letter; or (v) a failure by the Company to obtain the assumption of his original offer letter by any successor to or assignee of substantially all of our business and/or assets. Notwithstanding the foregoing, Mr. Shields’ resignation would not be considered to be for good reason unless the Company received, within thirty days following the date on which he knew, or with the exercise of reasonable diligence would have known, of the occurrence of any of the foregoing events, written notice from him specifying the specific basis for his belief that he was entitled to terminate employment for good reason, we failed to cure the event constituting good reason within thirty days after our receipt of such written notice, and he resigned within thirty days following expiration of such cure period.

Effective July 8, 2014, Mr. Shields resigned as Chief Financial Officer, but remained employed by the Company as a financial expert through August 8, 2014 (the “Separation Date”). In connection with Mr. Shields’ resignation, Mr. Shields was entitled to the following severance: (i) payment of his base salary accrued and unpaid through July 8, 2014; (ii) payment of any earned but unused vacation through the Separation Date; (iii) reimbursement of any reasonable and qualified expenses properly incurred prior to the Separation Date; (iv) a $320,000 cash payment, representing one (1) times his annual base salary, payable in bi-weekly installments over a period of 12 months and (v) a bonus payment in the amount of $100,000, payable by August 31, 2014. Mr. Shields also has the right to continuation for a period of 12 months of any applicable health, accident and life insurance plans or arrangements for which he was participating as of the Separation Date. Additionally, upon Mr. Shields’ resignation, 878,300 unvested options to purchase shares of common stock previously granted to Mr. Shields vested in full on the Separation Date. The remaining unvested options to purchase shares of common stock held by Mr. Shields were forfeited as of the Separation Date. Mr. Shields remains subject to certain non-competition, non-solicitation and confidentiality provisions for a period of 12 months after the Separation Date as described in the Shields Agreement.

Employment Agreement with Fredric Maxik

On March 22, 2011, we entered into an employment agreement with Mr. Maxik (the “Maxik Agreement”) pursuant to which Mr. Maxik agreed to serve as our Chief Technology Officer. Under his employment agreement, Mr. Maxik was entitled to an annual base salary of $300,000. In October 2011, as part of the annual compensation review, Mr. Maxik’s base salary was increased from $300,000 to $315,000 and in April 2014, Mr. Maxik’s base salary was increased from $315,000 to $378,000. Pursuant to the Maxik Agreement we could also pay Mr. Maxik bonuses at such times and in such amounts as the Board determined, and Mr. Maxik was entitled to participate in the Equity Plan. The Maxik Agreement was subsequently extended to October 4, 2014 and expired pursuant to its terms on such date. As of the date of this proxy statement, we have not entered into a new agreement with Mr. Maxik. The Maxik Agreement could have been terminated at any time, without severance, by Mr. Maxik voluntarily or by us with “cause.” In the event that Mr. Maxik’s employment was terminated by us without “cause” or by Mr. Maxik with “good reason,” during the 24-month period following a change of control, Mr. Maxik was entitled to severance pay equal to 24 months’ base salary. Any severance paid would reduce the amount that Mr. Maxik otherwise would be entitled to receive for complying with the non-competition restrictions in the Maxik Agreement, except in the case of a qualifying severance following a change of control.

For purposes of the Maxik Agreement, “cause” was defined as: (a) a willful material breach of Mr. Maxik’s obligations under the agreement, which he failed to cure, if curable, within 30 days after receipt of a written notice of such breach; (b) gross negligence in the performance or intentional non-performance of Mr. Maxik’s material duties to us or any of our affiliates; (c) commission of a felony or a crime of moral turpitude; (d) commission of a material act of deceit, fraud, perjury or embezzlement that involved or directly or indirectly caused harm to us or any of our affiliates; or (e) repeatedly (i.e., on more than one occasion) being under the influence of drugs or alcohol (other than over-the-counter or prescription medicine or other medically-related drugs to the extent they are taken in accordance with their directions or under the supervision of a physician) during the performance of Mr. Maxik’s duties to us or any of our affiliates, or, while under the influence of such drugs or alcohol, engaging in grossly inappropriate conduct during the performance of Mr. Maxik’s duties to us or any of our affiliates.

For purposes of the Maxik Agreement, “good reason“ was defined as the occurrence, without Mr. Maxik’s prior written consent, of any of the following events: (a) any material breach by us of our obligations under the agreement; (b) a reduction in Mr. Maxik’s base salary (other than a reduction made in connection with an across-the-board proportionate reduction in the base salaries of all of our employees with a position of director or above that is no more than 10% of base salary); (c) a material reduction by us in the kind or level of employee benefits to which Mr. Maxik is entitled immediately prior to such reduction (other than a reduction generally applicable to all our executive level employees that, in combination with any reduction in base salary, does not reduce Mr. Maxik’s total compensation by more than 10%); (d) a material reduction by us of Mr. Maxik’s duties and level of responsibilities; or (e) requiring Mr. Maxik to be based at any office or location that is more than 50 miles from Satellite Beach, Florida; provided, that any such event described in (a) through (e) above would not constitute good reason unless Mr. Maxik delivered written notice of termination for good reason to us within 90 days after he first learned of the existence of the circumstances giving rise to good reason, and within 30 days following the delivery of such notice, we failed to cure the circumstances giving rise to good reason.

Employment Agreement with Wayne Nesbit

On September 23, 2014, we entered into an employment agreement with Mr. Nesbit (the “Nesbit Agreement”) pursuant to which Mr. Nesbit agreed to serve as our Chief Operations Officer. The Nesbit Agreement has an employment period that began on September 23, 2014 (the “Nesbit Effective Date”) and ends on the fifth anniversary of the Nesbit Effective Date, but may be terminated by the Company at any time prior to such date for cause (as defined below) or without cause. Pursuant to the Nesbit Agreement, Mr. Nesbit is entitled to a base salary of $300,000 and benefits generally available to other employees. Mr. Nesbit is also entitled to relocation assistance of up to $15,000, which includes without limitation temporary lodging while in the process of searching for permanent housing. Mr. Nesbit is also eligible to receive a performance bonus with respect to each calendar year (or partial calendar year) based upon a bonus plan to be determined annually by the Board (or the Compensation Committee) and criteria that will be presented by the Board (or the Compensation Committee) to Mr. Nesbit promptly following the first meeting of the Board during each fiscal year. The level of such performance bonus will be the sum of (x) up to 50% of Mr. Nesbit’s base salary, based on Mr. Nesbit’s satisfaction of the criteria specified by the Board, which bonus will be paid 50% in cash and 50% in Restricted Stock Units, and (y) up to 100% of Mr. Nesbit’s base salary, based on criteria determined by the Board, in its sole discretion related to the Company’s operating results during such year, which bonus will be paid 100% in Restricted Stock Units. The Nesbit Agreement provides that any Restricted Stock Unit awards will vest in two equal increments on the first two anniversaries of the award (but in the event that a vesting according to the above schedule would be after the fifth anniversary of the Nesbit Effective Date, such vesting shall be accelerated to the last business day proceeding the fifth anniversary of the Nesbit Effective Date), and at Mr. Nesbit’s option, on each Restricted Stock Unit vesting date he may sell up to one-third of the stock vesting on such date back to the Company, and the Company will purchase such stock at a price equal to the published closing price of the Company’s common stock on such date.

In connection with his appointment, Mr. Nesbit was also granted options to purchase 12,300,000 shares of common stock on October 7, 2014, at an exercise price of $0.18 per share, subject to the Equity Plan. The options vest (i) 25% on each anniversary of the grant date, provided that Mr. Nesbit remains employed by the Company as of such time, (ii) in full as of the business day immediately preceding a “change of control” of the Company, or (iii) in full upon the termination of Mr. Nesbit’s employment due to Mr. Nesbit’s retirement as determined by the Board in its sole and absolute discretion. In the event the Company terminates Mr. Nesbit’s employment for reasons other than “cause” or a change of control, or if he resigns for “good reason”, Mr. Nesbit will be entitled to receive severance in an amount equal to his base salary payable in regular installments for the lesser of (a) one year, or (b) the length of Mr. Nesbit’s employment period.

For purposes of the Nesbit Agreement, “cause” is defined as: (i) being convicted or pleading guilty or no contest to any felony or other crime involving dishonesty, disloyalty or fraud with respect to us or any of our customers or suppliers, or otherwise, (ii) reporting to work under the influence of alcohol or illegal drugs, (iii) the use of illegal drugs (whether or not at the workplace), (iv) improper actions causing us substantial public disgrace or disrepute or substantial economic harm, (v) substantial and repeated failure to perform duties as reasonably directed by the Chief Executive Officer that causes, or could reasonably be expected to cause, harm to us and which Mr. Nesbit fails to cure, if curable, within ten (10) business days of receipt of written notice of such event, (vi) any improper act or omission aiding or abetting a competitor, supplier or customer of ours to the material disadvantage or detriment of us, (vii) breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or (viii) any other material breach of the Nesbit Agreement or any other written agreement between Mr. Nesbit and the Company or any of its affiliates, or any breach by Mr. Nesbit of certain sections of the Nesbit Agreement, in either case, if curable, which Mr. Nesbit fails to cure within thirty (30) days of receipt of written notice of such event.

For purposes of the Nesbit Agreement, “good reason“ means if Mr. Nesbit resigns from employment with us prior to the end of the employment period as a result of (i) our reduction of the amount of his base salary, (ii) material diminution in Mr. Nesbit's duties, title or position, or (iii) our material breach of the Nesbit Agreement; provided that (a) written notice of Mr. Nesbit's resignation for good reason must be delivered to us within thirty (30) days after the occurrence of any such event in order for Mr. Nesbit's resignation with good reason to be effective, (b) we shall have thirty (30) days after receipt of such notice during which we may remedy the occurrence giving rise to the claim for good reason termination, if applicable, and, if we cure such occurrence within such thirty (30)-day period, there shall be no good reason and (c) Mr. Nesbit must actually resign within sixty (60) days following the event constituting good reason.

Employment Agreement with Jennifer Sethre

Effective March 1, 2014, we entered into an employment agreement with Ms. Sethre (the “Sethre Agreement”) pursuant to which Ms. Sethre agreed to serve as our President. Pursuant to the Sethre Agreement, Ms. Sethre was entitled to a base salary of $350,000 and benefits generally available to other employees. Ms. Sethre was entitled to one of the following, at our option: (i) the full-time use of an automobile to be leased by the Company, or (ii) a car allowance to be paid by us in the amount of $800 per month. Ms. Sethre was also entitled to relocation assistance up to $15,000 for household moving expenses actually incurred by Ms. Sethre within 120 days of the effective date of the Sethre Agreement. Ms. Sethre was also eligible for an annual target incentive bonus of 100% to 200% of her base salary, with payment of any bonus to be determined by us in the reasonable exercise of our discretion and dependent on Ms. Sethre’s satisfaction of pre-determined milestones. Ms. Sethre was not eligible to receive any bonus payment if she voluntarily resigned or was terminated for cause prior to the bonus payout. Ms. Sethre’s employment could be terminated at any time. If Ms. Sethre was terminated for reasons other than for “cause” or she resigned for “good reason” during the first 24 months of employment, Ms. Sethre was entitled to severance in an amount equal to twelve months of base pay.

For purposes of the Sethre Agreement, “cause” was defined as (i) Ms. Sethre’s commission of an act of fraud, recklessness or gross negligence against us or any of our personnel, or in connection with the performance of her duties of employment, (ii) the commission of any act which was materially injurious to us, our personnel, our interests or our reputation, or (iii) Ms. Sethre’s indictment or conviction for, or plea of no contest to, any felony or any other crime involving moral turpitude or (iv) Ms. Sethre’s willful failure to fulfill her duties and/or responsibilities of employment. For purposes of the Sethre Agreement, “good reason” was defined as the occurrence, without Ms. Sethre’s prior written consent, of any of the following events: (a) any willful material breach by us of our obligations under the Sethre Agreement, (b) a reduction in Ms. Sethre’s base salary or (c) a material reduction by us in the kind or level of employee benefits to which Ms. Sethre was entitled immediately prior to such reduction (other than a reduction generally applicable to all senior executives of the Company); provided, that any such event described in (a) through (c) above would not constitute good reason unless Ms. Sethre delivered to us a written notice of termination for good reason within ninety (90) days after she first learned of the existence of the circumstances giving rise to good reason, and within thirty (30) days following the delivery of such notice we failed to cure the circumstances giving rise to good reason.

Effective July 17, 2014, Ms. Sethre resigned as President. In connection with Ms. Sethre’s resignation, we entered into a severance and separation agreement with Ms. Sethre under which Ms. Sethre was entitled to the following: (i) a $350,000 cash payment, representing one (1) times her annual base salary, payable in accordance with our normal payroll schedule; (ii) moving expenses and related insurance fees, up to a maximum of $25,000 that Ms. Sethre actually incurs within 18 months for moving household goods; (iii) payment of up to $3,900 per month for rental costs incurred on Ms. Sethre’s current Florida residence for up to 24 months from the effective separation date and (iv) up to $11,000 for the private school tuition costs actually incurred in Florida for Ms. Sethre’s children for the 2014-2015 school year.

Ms. Sethre also has the right for a maximum period of up to 24 months following the effective separation date to receive health insurance coverage as follows: (i) while continued coverage is elected and available to Ms. Sethre under our medical, dental or vision plans pursuant to COBRA or any comparable law, Ms. Sethre will receive for each month during such coverage (but in no event for more than 24 months following the effective separation date), an amount calculated so that the net amount after tax withholding is equal to the difference between the full COBRA premium for such coverage and the premium paid by active Company employees, as of the effective separation date, for the same coverage and (ii) if and when such COBRA (or similar) coverage is no longer available, we shall reimburse Ms. Sethre for her insurance premium payments, actually incurred, for health insurance coverage for her and her eligible dependents, provided that such coverage is substantially similar to (or less/weaker than) the coverage under our employee health insurance plan while she was employed by the Company. The payment and/or reimbursement of such costs is subject to Ms. Sethre’s submission to us of appropriate documentation of the costs incurred. Additionally, upon Ms. Sethre’s resignation, she received 10,000 options to purchase shares of the Company’s common stock at an exercise price of $0.35 per share, which vested in full on the effective separation date and will expire one year after the date of issuance. Ms. Sethre remains subject to certain confidentiality, non-competition and non-disparagement provisions during the 12 month period ending July 17, 2015, as described in her severance and separation agreement.

2014 Grants of Plan-Based Awards

The following table sets forth each Equity Plan-based award granted to our NEOs during the year ended December 31, 2014.

Name	Grant Date	Shares Underlying Restricted Stock Award	Shares of Common Stock Underlying Options	Exercise Price of Option Awards (1)	Grant Date Fair Value of Option Awards (2)

Edward D. Bednarcik	October 7, 2014	-	15,500,000	$0.18	$2,225,800

Wayne Nesbit	October 7, 2014	-	12,300,000	$0.18	$1,766,280

Jennifer Sethre	July 16, 2014	-	10,000	$0.35	$2,175

(1)

The amount in this column represent the exercise price of the option awards, as determined by the Board with the assistance of management, which is not less than the fair market value of our common stock on the date of grant.

(2)

Represents the total grant date fair value, as determined under FASB ASC Topic 718, of the respective award granted to the NEO during fiscal 2014. Assumptions used to calculate these amounts are included in Note 16, “Equity Based Compensation Plans,” to our consolidated financial statements for the year ended December 31, 2014.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table provides certain information concerning unexercised options, restricted stock that has not vested and Equity Plan awards held by each of our NEOs that were outstanding as of December 31, 2014.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexerciseable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Edward D. Bednarcik	-		15,500,000	(1)	-	0.18	10/7/2024	-	-	-	-

Fredric Maxik	750,000	(2)	-		-	1.00	8/21/2019	-	-	-	-
	233,333	(3)	466,667	(3)	-	1.34	7/5/2022	-	-	-	-
	71,875	(4)	431,250	(4)	-	0.50	8/7/2023	-	-	-	-

Wayne Nesbit	-		12,300,000	(5)	-	0.18	10/7/2024	-	-	-	-

Thomas C. Shields	1,282,185	(6)	-		-	1.34	8/8/2015	-	-	-	-
	287,496	(7)	-		-	0.50	8/8/2015	-	-	-	-

Jennifer Sethre	10,000	(8)	-		-	0.35	7/17/2015	-	-	-	-

(1)	These options were granted on October 7, 2014 and will vest 25% on each of September 8, 2015, 2016, 2017 and 2018.
(2)

These options were granted on August 21, 2009 and vested 25% on August 21, 2010. The vesting was accelerated on December 30, 2010 for the remaining unvested shares due to the achievement of a “capitalization threshold event.”

(3)

These options were granted on July 5, 2012. 116,666 options vested on July 5, 2013 and 116,667 options vested on July 5, 2014 and 233,333 and 233,334 options will vest on July 5, 2015 and 2016, respectively.

(4)	These options were granted on August 7, 2013. 71,875 options vested on August 7, 2014 with 143,750 options will vest on each of August 7, 2015, 2016 and 2017.
(5)	These options were granted on October 7, 2014 and will vest 25% on each of October 7, 2015, 2016, 2017 and 2018.
(6)	These options were granted on August 23, 2012, 50% vested on August 23, 2013 and the balance vested on August 8, 2014.
(7)	These options were granted August 7, 2013, 50% vested on August 7, 2014 and the balance vested on August 8, 2014.
(8)	These options were granted on July 17, 2014 and vested immediately.

 Option Exercises

No options were exercised during the year ended December 31, 2014.

Estimated Benefits and Payments upon Termination of Employment or Change of Control

The following table describes the potential payments and benefits upon termination of our NEOs’ employment before or after a change in control of our Company as described above, as if each officer’s employment terminated as of December 31, 2014. See “Compensation Discussion and Analysis—Compensation Components—Severance and Change in Control Benefits” for a description of the severance and change in control arrangements for our NEOs.

Name	Severance Amount ($)		Accelerated Vesting of Stock Options ($) (1)		Accelerated Vesting of Restricted Stock ($) (1)	Benefit Continuation ($)	Total ($)

Edward D. Bednarcik
Termination without cause	400,000	(2)	-		NA	NA	400,000
Voluntary (Good Reason)	400,000	(2)	-		NA	NA	400,000
Voluntary/Death/Disability	NA		NA		NA	NA	NA
Change in Control	NA		-	(3)	NA	NA	-
Fredric Maxik
Termination without cause	378,000	(2)	-	(4)	NA	NA	378,000
Voluntary (Good Reason)	378,000	(2)	-	(4)	NA	NA	378,000
Voluntary/Death/Disability	NA		NA		NA	NA	NA
Change in Control	756,000	(5)	-	(4)	NA	NA	756,000
Wayne Nesbit
Termination without cause	300,000	(2)	-		NA	NA	300,000
Voluntary (Good Reason)	300,000	(2)	-		NA	NA	300,000
Voluntary/Death/Disability	NA		NA		NA	NA	NA
Change in Control	NA		-	(6)	NA	NA	-

(1)	Assumes a market value of $0.09 per share of common stock, as reported on the OTC Bulletin Board on December 31, 2014.
(2)	This severance payment consists of one times the officer’s annual base salary.
(3)

Upon termination due to a change of control, Mr. Bednarcik is entitled to the accelerated vesting of 15,500,000 stock options at an exercise price of $0.18 per share. As of December 31, 2014, these options were “out-of-the-money” and have $0 value.

(4)

Upon termination by us without “cause” or by Mr. Maxik for “good reason,” pursuant to the Maxik Agreement, Mr. Maxik would have been entitled to the accelerated vesting of 377,083 stock options. Upon termination due to a change of control, Mr. Maxik would have been entitled to the accelerated vesting of 897,917 stock options. 466,667 of these options have an exercise price of $1.34 per share and 431,250 of these options have an exercise price of $0.50 per share. As of December 31, 2014, these options were “out-of-the-money” and have $0 value.

(5)	This severance payment consists of twice the officer’s annual base salary.
(6)

Upon termination due to a change of control, Mr. Nesbit is entitled to the accelerated vesting of 12,300,000 stock options at an exercise price of $0.18 per share. As of December 31, 2014, these options were “out-of-the-money” and have $0 value.

Director Compensation

Director compensation is determined by the Board. During 2014, each of our non-employee directors was entitled to the following compensation:

●	200,000 Restricted Stock Awards of our common stock (“RSAs”), issued on March 25, 2014, which RSAs vested in full on January 1, 2015;

●	25,000 additional RSAs for service on one or more committees of the Board, which RSAs were issued on March 25, 2014 and vested in full on January 1, 2015;

●	15,000 additional RSAs for service as the chair of one or more committees of the Board, which RSAs were issued on March 25, 2014 and vested in full on January 1, 2015;

●

for any director appointed to the Board and/or committees of the Board after the compensation was set on March 25, 2014, a pro-rated portion of the aforementioned compensation amounts, equal to (a) the number of days of such director’s service on the Board and/or committees divided by 365, multiplied by such director’s full-year compensation amount, which award was issued as of the date of such director’s appointment and vested in full on the later of such director’s date of termination from the Board or January 1, 2015; and

●	beginning in September 2013 and continuing through February 3, 2014, the Chairman of the Board was entitled to $15,000 per month for serving in such capacity

Director Compensation Table

Directors who are employees of the Company receive no additional compensation for their service on the Board or its committees. The following table shows the overall compensation earned for the 2014 fiscal year with respect to each person who was a non-employee director as of December 31, 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

Seth Bernstein	-	13,699	(2)	-	-	-	-	13,699
Sanford R. Climan	-	40,953	(3)	-	-	-	-	40,953
Craig Cogut (4)	-	78,000	(5)	-	-	-	-	78,000
Richard H. Davis, Jr. (4)	-	83,385	(6)	-	-	-	-	83,385
Donald Harkelroad	-	93,600	(7)	-	-	-	-	93,600
General James Jones	-	58,553	(8)	-	-	-	-	58,553
Warner Philips	-	68,597	(9)	-	-	-	-	68,597
Jonathan Rosenbaum	-	79,576	(10)	-	-	-	-	79,576
Leon Wagner	-	88,777	(11)	-	-	-	-	88,777

(1)

Represents the total grant date fair value, as determined under FASB ASC Topic 718, of all awards granted to the director during fiscal year 2014, as applicable. Assumptions used to calculate these amounts are included in Note 16, “Equity Based Compensation Plans,” to our consolidated financial statements for the year ended December 31, 2014.

(2)	Pursuant to the compensation structure adopted by the Board and based on the time served, Mr. Bernstein received pro rata compensation of 68,483 RSAs with a value of $0.20 per share.
(3)	Pursuant to the compensation structure adopted by the Board and based on the time served, Mr. Climan received pro rata compensation of 110,685 RSAs with a value of $0.37 per share.
(4)

Messrs. Cogut and Davis have served on the Board as designees of Pegasus Capital. Pursuant to the policies of Pegasus Capital, any fees paid to Messrs. Cogut and Davis are for the benefit of Pegasus Capital.

(5)	Pursuant to the compensation structure adopted by the Board, Mr. Cogut received 200,000 RSAs with a value of $0.39 per share.
(6)

Pursuant to the compensation structure adopted by the Board and based on the time served as member and chairman of the Compensation Committee, Mr. Davis received pro rata compensation of 213,808 RSAs with a value of $0.39 per share.

(7)	Pursuant to the compensation structure adopted by the Board, Mr. Harkleroad received 240,000 RSAs with a value of $0.39 per share.
(8)	Pursuant to the compensation structure adopted by the Board and based on the time served, General Jones received pro rata compensation of 150,137 RSAs with a value of $0.39 per share.
(9)	Pursuant to the compensation structure adopted by the Board and based on the time served, Mr. Philips received pro rata compensation of 175,890 RSAs with a value of $0.39 per share.
(10)	Pursuant to the compensation structure adopted by the Board and based on the time served, Mr. Rosenbaum received pro rata compensation of 204,041 RSAs with a value of $0.39 per share.
(11)

Pursuant to the compensation structure adopted by the Board, Mr. Wagner received 225,000 RSAs with a value of $0.39 per share. In addition, Mr. Wagner received pro rata compensation of 5,137 RSAs with a value of $0.20 per share.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee assists the Board in its general oversight of the Company’s financial reporting processes. The Audit Committee Charter describes in greater detail the full responsibilities of the Audit Committee. During each fiscal year, the Audit Committee reviews the Company’s financial statements, management reports, internal control over financial reporting and audit matters. In connection with these reviews, the Audit Committee meets with management and the independent registered public accountants at least once each quarter. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. These meetings include, whenever appropriate, executive sessions in which the Audit Committee meets separately with the independent registered public accountants, financial management personnel and legal counsel.

As part of its review of audit matters, the Audit Committee supervises the relationship between the Company and its independent registered public accountants, including: (i) having direct responsibility for their appointment, compensation and retention; (ii) reviewing the scope of their audit services; (iii) approving audit and non-audit services and (iv) confirming the independence of the independent registered public accountants. Together with senior members of the Company’s financial management team, the Audit Committee reviewed the overall audit scope and plans of the independent registered public accountants, the results of external audit examinations, and evaluations by management of the Company’s internal control over financial reporting and the quality of the Company’s financial reporting.

In addition, the Audit Committee reviewed key initiatives and programs aimed at designing and maintaining an effective internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the steps taken to maintain the effectiveness of internal procedures and controls.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews and discusses the quarterly and annual consolidated financial statements with management, and the Company’s independent registered public accountants prior to their issuance. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which is responsible for establishing and maintaining adequate internal control over financial reporting, preparing the financial statements and other reports and maintaining policies relating to legal and regulatory compliance, ethics and conflicts of interest. KPMG is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 16, as amended, “Communication with Audit Committees,” including a discussion with management and the independent registered public accountants of the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments and the disclosures in the Company’s financial statements. In addition, the Audit Committee reviewed and discussed with KPMG matters related to its independence, including a review of audit and non-audit fees and the written disclosures in the letter from KPMG to the Audit Committee required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communication with the Audit Committee concerning independence. The Audit Committee concluded that KPMG is independent from the Company and its management.

Taking all these reviews and discussions into account, the Audit Committee recommended to the Board that the audited financial statements be included in Lighting Science Group’s Annual Report on Form 10-K for fiscal year 2014, for filing with the SEC.

AUDIT COMMITTEE Donald R. Harkleroad (Chairman) Jonathan Rosenbaum *

* Mr. Rosenbaum was appointed to the Audit Committee on February 13, 2014.

The Report of the Audit Committee set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or subject to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

Fees to Independent Registered Public Accounting Firm

The following is a summary of the fees billed to us by KPMG for professional services rendered in 2014 and 2013:

	2014	2013
Audit Fees	$735,000	$750,000
Audit-Related Fees	17,500	81,000
Tax Fees	4,340	28,000
All Other Fees	-	-

Total Fees	$756,840	$859,000

Audit Fees. This category includes the audit of our annual consolidated financial statements, reviews of our financial statements included in our Form 10-Qs and services that are normally provided by our independent registered public accounting firm in connection with its engagements for those years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements.

Audit-Related Fees. This category consists of assurance and related services by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consents regarding equity issuances.

Tax Fees. This category typically consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice.

Pre-Approval Policies and Procedures

Under the Audit Committee’s pre-approval policies and procedures, the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. On an annual basis, the Audit Committee pre-approves a list of services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. In addition, the Audit Committee sets pre-approved fee levels for each of the listed services. Any type of service that is not included on the list of pre-approved services must be specifically approved by the Audit Committee or its designee. Any proposed service that is included on the list of pre-approved services but will cause the pre-approved fee level to be exceeded will also require specific pre-approval by the Audit Committee or its designee.

The Audit Committee has delegated pre-approval authority to the Audit Committee chairman and any pre-approved actions by the Audit Committee chairman as designee are reported to the Audit Committee for approval at its next scheduled meeting.

All of the services rendered by KPMG in 2014 were pre-approved by the Audit Committee.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

STOCKHOLDER PROPOSALS

The deadline for the submission of proposals by stockholders for inclusion in our proxy materials for our 2016 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act (“Rule 14a-8”) will be the close of business on January 5, 2016, after which date such stockholder proposal will be considered untimely. All stockholder nominations for director and other proposals intended to be presented at the 2016 annual meeting of stockholders, regardless of whether such proposals are intended to be included in our proxy materials, must be submitted to our Corporate Secretary in writing and received at our principal executive offices at 1830 Penn Street, Melbourne, Florida 32901 no earlier than November 30, 2015 and no later than the close of business on February 28, 2016. Any such stockholder proposals or nominations for director must also satisfy the requirements set forth in our Bylaws. To be eligible for inclusion in our proxy materials, stockholder proposals must also comply with the requirements of Rule 14a-8. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements. A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice Bylaw provisions, subject to applicable rules of the SEC.

A copy of Lighting Science Group’s 2014 Annual Report on Form 10-K, including our financial statements, is available without charge (except for exhibits thereto, which are available upon payment of a reasonable fee) upon written request to Lighting Science Group Corporation, Attention: Investor Relations, 1830 Penn Street, Melbourne, Florida 32901.

LIGHTING SCIENCE GROUP CORPORATION
1830 PENN STREET
MELBOURNE, FL 32901

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Edward D. Bednarcik   02 Donald Harkleroad   03 Fredric Maxik   04 Dennis McGill   05 Leon Wagner

The Board of Directors recommends you vote FOR the following proposal:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

0000248763_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

LIGHTING SCIENCE GROUP CORPORATION
Annual Meeting of Stockholders
May 28, 2015 9:00 AM
This proxy is solicited by the Board of Directors

Lighting Science Group Corporation
1830 Penn Street
Melbourne, Florida 32901
Proxy solicited on behalf of the Board of Directors of the Company for the Annual Meeting on May 28, 2015

The undersigned hereby constitutes and appoints Zvi Raskin and Susan Mermer, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on this proxy card, all of the shares of common stock of Lighting Science Group Corporation held of record by the undersigned on March 30, 2015, at the Annual Meeting of Stockholders to be held at Lighting Science Group's headquarters, 1830 Penn Street, Melbourne, Florida 32901, on Thursday, May 28, 2015, and at any adjournments or postponements thereof, on all matters coming before said meeting, and especially to vote on the items of business specified on the reverse side, as more fully described in the notice of the meeting dated April 30, 2015 and the proxy statement accompanying such notice.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000248763_2 R1.0.0.51160